Exhibit 10.10
CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 1 TO
MASTER REPURCHASE AND SECURITIES CONTRACT
AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of July 23, 2025 (this “Amendment”) by and between REFT WATER STREET LLC, a Delaware limited liability company (“Seller”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of March 11, 2025, by and between Seller and Buyer (as amended hereby, and as the same has been and may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);
WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment;
WHEREAS, Goldman Sachs Real Estate Finance Trust Inc., a Maryland corporation (“Guarantor”) has agreed, subject to the terms and conditions hereof, to make the acknowledgements set forth herein.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
SECTION 1. Repurchase Agreement Amendments. The Repurchase Agreement is hereby amended to delete the red stricken text (indicated textually in the same manner as the following example: ~~strick~~e~~n t~~e~~xt~~), move the green stricken text from its current location to the location of the green underlined text (indicated textually in the same manner as the following example: ~~strick~~e~~n t~~e~~xt~~ to underlined text) and to add the blue underlined text (indicated textually in the same manner as the following example: underlined text) as attached hereto on Exhibit A. The Exhibits, Schedules and Annexes to the Repurchase Agreement shall not be modified by this Amendment and shall remain Exhibits, Schedules and Annexes to the Repurchase Agreement.
SECTION 2. Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which (i) this Amendment is duly executed and delivered by Seller, Guarantor and Buyer and (ii) Buyer receives such other documents as Buyer or counsel to

1750727354.4

Buyer may reasonably request in connection with this Amendment including, without limitation, a duly executed and delivered copy of the Amended and Restated Fee and Pricing Letter.
SECTION 3. Representations and Warranties. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Documents on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Documents has occurred and is continuing and (c) after giving effect to this Amendment, the representations and warranties contained in the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).
SECTION 4. Acknowledgments of Guarantor. Guarantor hereby acknowledges the execution and delivery of this Amendment by Seller and Buyer and agrees that it continues to be bound by that certain Guarantee Agreement (as may be amended, restated, supplemented or otherwise modified from time to time), dated as of March 11, 2025, made by Guarantor in favor of Buyer, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein.
SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the date hereof (a) all references in the Repurchase Documents to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment and (b) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby.
SECTION 6. No Novation, Effect of Agreement. The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or any of their respective affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Documents are preserved and (ii) the liens and security interests granted under the Repurchase Documents continue in full force and effect.
SECTION 7. Counterparts. This amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

2

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SECTION 8. Waivers. (a) Each of Seller and Guarantor acknowledges and agrees that as of the date hereof it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, each of Seller and Guarantor hereby waives, releases and discharges Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Repurchase Agreement or the other Repurchase Documents, in each case occurring or existing on or prior to the date hereof, including, but not limited to, any action or failure to act under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Repurchase Documents.
SECTION 9. Costs and Expenses. Seller shall pay Buyer’s third-party out-ofpocket costs and expenses actually incurred in connection with the preparation, negotiation, execution and consummation of this Amendment in accordance with the Repurchase Agreement.
SECTION 10. GOVERNING LAW; SUBMISSION TO JURISDICTION. SECTIONS 18.01 AND 18.02 OF THE REPURCHASE AGREEMENT ARE HEREBY INCORPORATED HEREIN, MUTATISMUTANDIS, AS IF A PART HEREOF.
SECTION 11. IMPORTANT WAIVERS. THE WAIVERS SET FORTH IN SECTION 18.03 OF THE REPURCHASE AGREEMENT ARE HEREBY INCORPORATED HEREIN, MUTATISMUTANDIS, AS IF A PART HEREOF.
[Signature Pages Follow]

3

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BUYER:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By: _____/s/ Allen Lewis____________________

Name: Allen Lewis
Title: Authorized Signatory

[Additional Signature Pages Follow]

Wells - GSAM - Signature Page to Amendment No. 1 to MRA

SELLER:
REFT WATER STREET LLC, a Delaware
limited liability company

By: /s/ Steve B. Pack

Name: Steve B. Pack
Title: Authorized Signatory

[Additional Signature Page Follows]

Wells - GSAM - Signature Page to Amendment No. 1 to MRA

ACKNOWLEDGED:
GOLDMAN SACHS REAL ESTATE FINANCE
TRUST INC., a Maryland corporation
By: /s/ Steve B. Pack

Name: Steve B. Pack
Title: Authorized Signatory

Wells - GSAM - Signature Page to Amendment No. 1 to MRA

EXHIBIT A
[CONFORMED COPY ATTACHED]

1750727354.4

CONFORMED THROUGH AMENDMENT NO. 1
Not an operative legal document
~~EXECUTION VERSION~~
MASTER REPURCHASE AND SECURITIES CONTRACT
REFT WATER STREET LLC
(“Seller”)
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
(“Buyer”)
Dated as of March 11, 2025

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TABLE OF CONTENTS
Page
ARTICLE 1 APPLICABILITY    1
Section 1.01 Applicability.    1
ARTICLE 2 DEFINITIONS AND INTERPRETATION    1
Section 2.01    Definitions.    1
Section 2.02    Rules of Interpretation.    36
Section 2.03    Rates.    37
ARTICLE 3 THE TRANSACTIONS    38
Section 3.01    Procedures.    38
Section 3.02    Transfer of Purchased Assets;    Servicing Rights.    41
Section 3.03    Maximum Amount.    42
Section 3.04    Early Repurchase Date;    Mandatory Repurchases; Optional
Repurchases.    42
Section 3.05    Repurchase.    43
Section 3.06    Extension Option    44
Section 3.07    Payment of Price Differential and Fees.    44
Section 3.08    Payment, Transfer and Custody.    44
Section 3.09    Repurchase Obligations Absolute.    45
Section 3.10    Future Funding Transactions.    46
Section 3.11    Additional Advances    47
ARTICLE 4 MARGIN MAINTENANCE    48
Section 4.01    Margin Deficit.    48
ARTICLE 5 APPLICATION OF INCOME    49
Section 5.01    Waterfall Account; Servicer Account.    49
Section 5.02    Before an Event of Default.    49
Section 5.03    After an Event of Default.    50
Section 5.04    Seller to Remain Liable.    51
ARTICLE 6 CONDITIONS PRECEDENT    51
Section 6.01    Conditions Precedent to Initial Transaction.    51
Section 6.02    Conditions Precedent to All Transactions.    52
ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF SELLER    54
Section 7.01    Seller.    54
Section 7.02    Repurchase Documents.    55

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Section 7.03    Solvency.    56
Section 7.04    Taxes.    56
Section 7.05    Financial Condition.    56
Section 7.06    True and Complete Disclosure.    57
Section 7.07    Compliance with Laws.    57
Section 7.08    Compliance with ERISA.    57
Section 7.09    No Default or Material Adverse Effect.    58
Section 7.10    Purchased Assets.    58
Section 7.11    Purchased Assets Acquired from Transferors.    59
Section 7.12    Transfer and Security Interest.    59
Section 7.13    No Broker.    60
Section 7.14    [Reserved].    60
Section 7.15    Separateness.    60
Section 7.16    Investment Company Act.    60
Section 7.17    Location of Books and Records.    60
ARTICLE 8 COVENANTS OF SELLER    61
Section 8.01    Existence; Governing Documents; Conduct of Business.    61
Section 8.02    Compliance with Laws, Contractual Obligations    and
Repurchase Documents.    61
Section 8.03    Structural Changes.    62
Section 8.04    Protection of Buyer’s Interest in Purchased Assets.    62
Section 8.05    Actions of Seller Relating to Distributions, Indebtedness,
Guarantee Obligations, Contractual Obligations, Investments and Liens.    63
Section 8.06    Maintenance of Property,    Insurance    and Records.    63
Section 8.07    Delivery of Income.    64
Section 8.08    Delivery of Financial    Statements    and Other Information.    64
Section 8.09    Delivery of Notices.    65
Section 8.10    [Reserved].    66
Section 8.11    [Reserved]    66
Section 8.12    Pledge Agreement.    66
Section 8.13    Taxes.    66
Section 8.14    [Reserved].    67
Section 8.15    [Reserved].    67
Section 8.16    Transaction with Affiliates.    67
Section 8.17    Anti-Corruption Laws, Anti-Money    Laundering Laws and

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Sanctions.    67
Section 8.18    Compliance with Sanctions.    67
Section 8.19    Beneficial Ownership.    68
ARTICLE 9 SINGLE-PURPOSE ENTITY    68
Section 9.01    Covenants Applicable to Seller.    68
Section 9.02    Covenants Applicable to Pledgor.    69
Section 9.03    Additional Covenants Applicable to    Seller.    70
ARTICLE 10 EVENTS OF DEFAULT AND REMEDIES    70
Section 10.01    Events of Default.    70
Section 10.02    Remedies of Buyer as Owner of the    Purchased Assets.    73
ARTICLE 11 SECURITY INTEREST    75
Section 11.01    Grant.    75
Section 11.02    Effect of Grant.    75
Section 11.03    Seller to Remain Liable.    76
Section 11.04    Waiver of Certain Laws.    76
ARTICLE 12 BENCHMARK REPLACEMENT; CONFORMING CHANGES;
INCREASED COSTS; CAPITAL ADEQUACY    77
Section 12.02    Initial Benchmark Conforming Changes.    78
Section 12.03    Illegality.    78
Section 12.04    Breakfunding.    78
Section 12.05    Increased Costs.    78
Section 12.06    Capital Adequacy.    79
Section 12.07    Taxes.    79
Section 12.08    Payment and Survival of Obligations.    82
ARTICLE 13 INDEMNITY AND EXPENSES    82
Section 13.01    Indemnity.    82
Section 13.02    Expenses.    84
ARTICLE 14 INTENT    85
Section 14.01    Safe Harbor Treatment.    .85
Section 14.02    Liquidation.    86
Section 14.03    Qualified Financial Contract.    86
Section 14.04    Netting Contract.    86
Section 14.05    Mutuality.    86
ARTICLE 15 DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS    86
ARTICLE 16 NO RELIANCE    87
ARTICLE 17 SERVICING    88

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Section 17.01    Servicing Rights.    88
Section 17.02    [Reserved].    89
Section 17.03    Servicing Reports.    89
Section 17.04    Servicer Event of Default.    89
ARTICLE 18 MISCELLANEOUS    89
Section 18.01    Governing Law.    89
Section 18.02    Submission to Jurisdiction; Service of Process.    90
Section 18.03    IMPORTANT WAIVERS.    90
Section 18.04    Integration; Severability.    91
Section 18.05    Single Agreement.    92
Section 18.06    Survival and Benefit of Seller’s Agreements.    92
Section 18.07    [Reserved].    92
Section 18.08    Assignments and Participations.    92
Section 18.09    Ownership and Hypothecation of Purchased Assets.    95
Section 18.10    Confidentiality.    95
Section 18.11    No Implied Waivers; Amendments.    95
Section 18.12    Notices and Other Communications.    96
Section 18.13    Counterparts; Electronic Transmission.    96
Section 18.14    No Personal Liability.    96
Section 18.15    Protection of Buyer’s Interests in the Purchased Assets; Further
Assurances.    97
Section 18.16    Default Rate.    98
Section 18.17    Set-off.    98
Section 18.18    Seller’s Waiver of Set-off.    99
Section 18.19    Power of Attorney.    99
Section 18.20    Periodic Due Diligence Review.    100
Section 18.21    Time of the Essence.    100
Section 18.22    PATRIOT Act Notice.    100
Section 18.23    Successors and Assigns.    100
Section 18.24    Acknowledgement of Anti-Predatory Lending Policies.    101
Section 18.25    Recognition of the U.S. Special Resolution Regimes.    101
Section 18.26    Authorized Representatives of Seller and Guarantor    101

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SCHEDULES

Schedule 1	Representations and Warranties regarding Purchased Assets
EXHIBITS

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I Exhibit J
Form of Confirmation (single Asset)
Form of Controlled Account Agreement
Form of Closing Certificate
Form of Compliance Certificate
Form of Assignment and Acceptance
Form of Servicer Notice
Form of Irrevocable Redirection Letter
Form of Power of Attorney
Form of Extension Confirmation Letter
Authorized Representatives of Seller and Guarantor

Annexes
Annex 1    Buyer’s Location; Seller’s Location; Seller’s Account Information
~~774952754.11~~1750727459.3

ARTICLE 1THIS MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of March 11, 2025 (as amended, restated, supplemented or otherwise modified and in effect from time to time, (this “Agreement”), is made by and between REFT WATER STREET LLC, a Delaware limited liability company, as Seller (as more specifically defined below, “Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as buyer (as more specifically defined below, “Buyer”). Seller and Buyer (each also a “Party” and, collectively, the “Parties”) hereby agree as follows:
ARTICLE 1

APPLICABILITY
Section 1.01Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time during the Revolving Period and at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in, and interests related to, such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer such Assets to Seller for subsequent repurchase on the related Repurchase Date, which date shall not be later than the Maturity Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.
ARTICLE 2

DEFINITIONS AND INTERPRETATION
Section 2.01Definitions.
ARTICLE 3“Accelerated Repurchase Date”: Defined in Section 10.02.
ARTICLE 4“Actual Knowledge”: With respect to any Person, the actual knowledge of such Person without further inquiry or investigation (including, for the avoidance of doubt, the actual knowledge of such Person and each of its officers and directors); provided, that the Actual Knowledge of any of Seller, Pledgor, Manager and Guarantor shall include the Actual Knowledge of (a) each of the officers and directors of Seller, Pledgor, Manager and Guarantor and (b) individuals and agents of Seller, Pledgor, Manager and Guarantor who have responsibility in connection with (i) the management, day-to-day decision making, legal, operational or financial affairs of Seller, Pledgor or Guarantor, (ii) the Repurchase Documents and/or (iii) the origination, acquisition, servicing and/or management of the Purchased Assets.
ARTICLE 5“Additional Advance”: Defined in Section 3.11.
ARTICLE 6“Additional Advance Notice”: Defined in Section 3.11.
ARTICLE 7“Affiliate”: With respect to any Person, (i) any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person or (ii) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

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ARTICLE 8“Agreement”: The meaning set forth in the initial paragraph hereof.
ARTICLE 9“Anti-Corruption Law”: The U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act or any other law applicable to Seller or any of its Affiliates that prohibits the bribery of foreign officials to gain a business advantage.
ARTICLE 10“Anti-Money Laundering Laws”: The applicable laws or regulations in any jurisdiction in which Seller, Guarantor or any Affiliates of Seller or Guarantor are located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.
ARTICLE 11“Applicable Percentage”: For each Purchased Asset, the applicable percentage determined by Buyer for such Purchased Asset on the Purchase Date therefor as specified in the most recent Confirmation entered into in respect of such Purchased Asset, but in no event greater than the Maximum Applicable Percentage.
ARTICLE 12“Appraisal”: An appraisal of the related Mortgaged Property conducted by an Independent Appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and, in addition, certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, addressed to (either directly or pursuant to a reliance letter in favor of Buyer or reliance language in such Appraisal running to the benefit of Buyer as a successor and/or assign) and reasonably satisfactory to Buyer.
ARTICLE 13“Approved Representation Exception”: Any Representation Exception furnished by Seller to Buyer and approved in writing by Buyer in its discretion prior to the related Purchase Date, which written approval may be contained in the applicable Confirmation.
ARTICLE 14“Asset”: Any Whole Loan, Senior Interest or Mezzanine Loan, the Mortgaged Property for which is included in the categories for Types of Mortgaged Property, but excluding any real property acquired by Seller through foreclosure or deed in lieu of foreclosure, distressed debt or any Equity Interest issued by a single purpose entity organized to issue collateralized debt or loan obligations.
ARTICLE 15“Assignment and Acceptance”: Defined in Section 18.08(c).
ARTICLE 16“Authorized Representative”: Defined in Section 18.26.
ARTICLE 17“Bailee”: With respect to any Transaction involving a Wet Mortgage Asset, (i) Ropes & Gray LLP, (ii) a national title insurance company or nationally-recognized real estate counsel acceptable to Buyer or (iii) any other entity approved by Buyer in

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its sole discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of the related Wet Mortgage Asset.
ARTICLE 18“Bankruptcy Code”: Title 11 of the United States Code, as amended from time to time.
ARTICLE 19“Basic Mortgage Asset Documents”: Means the following original (except as otherwise permitted in Section 2.01 of the Custodial Agreement), fully executed and complete documents: (1) the Mortgage Note and/or Mezzanine Note, as applicable and/or, in the case of a Senior Interest consisting of a participation interest, the related participation certificate, with a certified true and correct copy of the related Mortgage Note, (2) the Mortgage and UCC-1 financing statements executed in connection therewith and/or, in the case of a Mezzanine Loan, each original certificate representing the related Equity Interests, all related pledge and security agreements and UCC-1 financing statements executed in connection therewith, (3) the assignment of leases and rents, if any, (4) the Interim Assignment Documents and (5) the Blank Assignment Documents.
ARTICLE 20“Benchmark”: With respect to any Transaction, initially, the Term SOFR Reference Rate for a tenor of one month; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate for such tenor or the then-current Benchmark in accordance with Section 12.01(a), then, for purposes of this definition, “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 12.01.
ARTICLE 21“Benchmark Replacement”: With respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Buyer as the replacement for the then-current Benchmark and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Repurchase Documents.

“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Buyer.

“Benchmark Replacement Date”: With respect to any Benchmark, the earliest to occur of the following events with respect to such Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark; or

1635364075.2

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be non- representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) even if such Benchmark continues to be provided on such date.

“Benchmark Transition Event”: With respect to any Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator of such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark announcing that such Benchmark is not, or as of a specified future date will not be, representative.
ARTICLE 22“Beneficial Ownership Certification”: A certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by Buyer.
ARTICLE 23“Beneficial Ownership Regulation”: Means 31 C.F.R. § 1010.230.
ARTICLE 24“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
ARTICLE 25“Blank Assignment Documents”: Defined in Section 6.02(k).
ARTICLE 26“Book Value”: For each Purchased Asset, as of any date, an amount, as certified by Seller in the related Confirmation, equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date, and (b) the price that Seller initially paid or advanced in respect thereof plus any additional amounts advanced by Seller that were funded in connection with Seller’s future funding obligations under the related Purchased

1635364075.2

Asset Documents minus Principal Payments received by Seller and as further reduced by losses realized and write-downs taken by Seller, together with all other reductions in the unpaid balance due in connection with the related Whole Loan (including, with respect to any Senior Interest that is a participation, any reduction in the principal balance of the related Whole Loan).
ARTICLE 27“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, Minnesota or North Carolina are authorized or obligated by law or executive order to be closed, or (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or Custodian is authorized or obligated by law or executive order to be closed.
ARTICLE 28“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, together with its successors and permitted assigns.
ARTICLE 29“Buyer Compliance Policy” shall mean any policy of Buyer related to the compliance by Buyer or any of Buyer’s Affiliates with any Requirements of Law and/or any request or directive by any Governmental Authority (whether or not having the force of law) and/or any proposed law, rule or regulation, including without limitation any policy of Buyer to comply with rules in proposed form or otherwise not yet in effect.
ARTICLE 30“Capital Lease Obligations”: With respect to any Person, the amount (determined on a consolidated basis) of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.
ARTICLE 31“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.
ARTICLE 32“Cause”: With respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Director or Independent Manager’s duties under the applicable Governing Documents, (ii) that such Independent Director or Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, (iii) that such Independent Director or Independent Manager is unable to perform his or her duties as Independent Director or Independent Manager due to death, disability or incapacity, or (iv) that such Independent Director or Independent Manager no longer meets the definition of Independent Director or Independent Manager.
ARTICLE 33“Change of Control”: [***]

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ARTICLE 34“Class”: With respect to an Asset, such Asset’s classification as one of the following: Whole Loan, Senior Interest or Mezzanine Loan.
ARTICLE 35“Closing Certificate”: A true and correct certificate in the form of Exhibit C, executed by a Responsible Officer of Seller.
ARTICLE 36“Closing Date”: March 11, 2025.
ARTICLE 37“Code”: The Internal Revenue Code of 1986.
ARTICLE 38“Compliance Certificate”: A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer of Seller and Guarantor.
ARTICLE 39“Confirmation”: A purchase confirmation in the form of Exhibit A, duly completed, executed and delivered by Seller and Buyer in accordance with either Section 3.01, Section 3.10 or Section 4.01(d).
ARTICLE 40“Conforming Changes”: With respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “Pricing Rate,” the definition of “Pricing Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, early repurchases, the applicability and length of lookback periods, the applicability of Section 12.04 and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of any such rate exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Repurchase Documents).
ARTICLE 41“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
ARTICLE 42“Contingent Liabilities”: With respect to any Person as of any date of determination, all of the following as of such date (determined on a consolidated basis): (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below in this definition), (b) obligations of such Person, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary

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obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).
ARTICLE 43“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.
ARTICLE 44“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.
ARTICLE 45“Controlled Account Agreement”: A control agreement with respect to the Waterfall Account, dated as of the date of this Agreement, among Seller, Buyer and Deposit Account Bank.
ARTICLE 46“Conversion”: With respect to any Purchased Asset, the occurrence of any of the following with respect to such Purchased Asset, any related Purchased Asset Document, the related Mortgaged Property or, in the case of a Mezzanine Loan, the related Equity Interests securing such Mezzanine Loan (including, without limitation, in the case of any Senior Interest, the occurrence of any of the following with respect to the related Whole Loan, the related Purchased Asset Documents or underlying Mortgaged Property): (i) the completion of any foreclosure proceeding (whether judicial or non-judicial) or the entry of any order or judgment of foreclosure, (ii) the extinguishment of the related Mortgage or the related security agreement, as applicable, (iii) the sale, acquisition or other transfer of such Mortgaged Property or such Equity Interests, as applicable, through foreclosure, deed in lieu of foreclosure, trustee sale, a “short sale” or otherwise, or (iv) the release or subordination of the Lien provided for

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under the applicable Purchased Asset Documents on any such Mortgaged Property or any such Equity Interests, as applicable (or in the case of a Senior Interest, the release or subordination of the Lien provided for under the applicable Purchased Asset Document for any such Whole Loan or related underlying Mortgaged Property).
ARTICLE 47“Credit Event”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 48“Custodial Agreement”: The Custodial Agreement, dated as of the date hereof, among Buyer, Seller and Custodian, as the same may be amended, modified, waived, supplemented, extended, replaced or restated from time to time.
ARTICLE 49“Custodian”: Computershare Trust Company, N.A., or any successor permitted by the Custodial Agreement.
ARTICLE 50“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.
ARTICLE 51“Default Rate”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 52“Defaulted Asset”: [***]
ARTICLE 53“Defaulted Asset Mandatory Repurchase”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 54“Default Right”: The meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
ARTICLE 55“Delaware LLC Act”: Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.
ARTICLE 56“Deposit Account Bank”: [***], or any other bank approved by Buyer.
ARTICLE 57“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross–currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

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ARTICLE 58“Derivatives Termination Value”: With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark–to–market value(s) for such Derivatives Contracts, as determined based on one or more mid–market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).
ARTICLE 59“Dividing LLC”: A Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.
ARTICLE 60“Division”: The division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.
ARTICLE 61“Division LLC”: A surviving company, if any, and each resulting company, in each case that is the result of a Division.
ARTICLE 62“Dollars” and “$”: Lawful money of the United States of America.
ARTICLE 63“Early Repurchase Date”: Defined in Section 3.04.
“Eligible Asset”: As of any date of determination, an Asset:
(a)that has been approved as a Purchased Asset by Buyer; provided that, following an approval of an Asset as a Purchased Asset on the related Purchase Date therefor, Buyer may not subsequently revoke such approval pursuant to this clause (a) unless there had been a material misstatement or omission contained in information provided to Buyer by Seller or its Affiliates on or prior to the related Purchase Date;
(b)with respect to which no Representation Breach exists;
(c)that is not a Defaulted Asset;
(d)that pays interest at a floating rate based on SOFR:
(e)with respect to which there are no future funding obligations on the part of Seller other than any future funding obligations disclosed by Seller in the related Confirmation for the applicable Purchased Asset, which future funding obligations are and shall remain at all times, solely the obligations of Seller (provided, that Seller may from time to time request Future Funding Transactions in accordance with Section 3.10);
(f)with respect to which the underlying Mortgaged Property is located in the United States, the Underlying Obligors are domiciled in the United States, and all obligations under the Purchased Asset Documents are denominated and payable in Dollars;

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(g)unless otherwise expressly approved by Buyer in the Confirmation for the applicable Purchased Asset on the related Purchase Date (and subject to all terms and conditions of such Confirmation and the other terms of this Agreement), the Mortgaged Property is not unimproved land, for sale, under construction, conversion of use, a gutted or rehabilitation property, and is not a condominium regime established for sale of individual units, and is not under conversion to another type of Asset that represents a subordinated interest in the related Mortgaged Property (other than subordinate debt that is included in a Transaction with all related senior interests on such terms as approved by Buyer on a case-by-case basis in its sole discretion);
(h)with respect to such Asset, none of the Underlying Obligors (and any of their respective Affiliates) related to such Asset are Sanctioned Targets;
(i)that does not involve an Equity Interest of Seller or any Affiliate of Seller that would result in (i) an actual or potential conflict of interest, (ii) an affiliation with an Underlying Obligor which results or could result in the loss or impairment of any material rights of the holder of the related Asset; provided, Seller shall disclose to Buyer before the Purchase Date each Equity Interest held or to be held by Seller or any Affiliate of Seller with respect to such related Purchased Asset whether or not it satisfies either of the preceding clauses (i) or (ii);
(j)as to which, in the case of any Mezzanine Loan, the Whole Loan to which such Mezzanine Loan relates is also a Purchased Asset;
(k)that is secured by or, with respect to a Senior Interest, the related Whole Loan is secured by a perfected, first-priority security interest on either a “stabilized” or a “light to moderate transitional” Type of Mortgaged Property (or, in the case of a Mezzanine Loan, secured by first priority pledges of all of the Equity Interests of Persons that directly or indirectly own such a property), in each case as determined by Buyer as of the applicable Purchase Date;
(l)for which (i) all Purchased Asset Documents have been delivered to Custodian in accordance with the terms hereof and the Custodial Agreement on a timely basis and (ii) no material Purchased Asset Document has been released from the possession of Custodian under the Custodial Agreement to Seller or any other Person for more than twenty (20) days;
(m)that, as of any applicable Purchase Date, does not cause Seller to violate any Sub-Limit;
(n)as to which Seller has delivered an Irrevocable Redirection Notice executed in blank to Custodian on behalf of Buyer;
(o)as to which all escrows, reserves and other collateral accounts are subject to a perfected security interest in favor of Seller, and each such security interest has been assigned to Buyer;
(p)as to which all Retained Interests, funding obligations or any other obligations of any kind remain, in each case, the sole obligation of Seller; and
(q)if any portion of the Mortgaged Property related to such Asset is subject to a partial release, Buyer shall have received, on or before the effective date of such partial release, an Appraisal specifying the value of the Mortgaged Property which remains as security for the related Asset following the date of consummation for such partial release

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(which, with Buyer’s approval, may be satisfied by an Appraisal previously delivered by Seller and approved by Buyer if such Appraisal specifies the value of the remaining Mortgaged Property and which approval shall be deemed to be given if an Appraisal was previously delivered in the past twelve (12) months and such Appraisal specifies the value of the remaining Mortgaged Property);
provided, that, notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset in the related Confirmation therefor, which designation (1) may include a temporary or permanent asset-specific waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).
ARTICLE 64“Eligible Assignee”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 65“Environmental Laws”: Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.
ARTICLE 66“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized but unissued on any date.
ARTICLE 67“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
ARTICLE 68“ERISA Affiliate”: Any trade or business (whether or not incorporated) that is a member of Seller’s, Pledgor’s or Guarantor’s controlled group or under common control with Seller, Pledgor or Guarantor, within the meaning of Section 414 of the Code.

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ARTICLE 69“Event of Default”: Defined in Section 10.01.
ARTICLE 70“Exchange Act”: The Securities Exchange Act of 1934, as amended.
ARTICLE 71“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which such Buyer (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 12.07, amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a Party hereto or to such Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 12.07(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.
ARTICLE 72“Exit Fee”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 73“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any laws or agreement implementing an intergovernmental approach thereto.
ARTICLE 74“FDIA”: Defined in Section 14.03.
ARTICLE 75“FDICIA”: Defined in Section 14.04.
ARTICLE 76“Fee Letter”: The fee and pricing letter, dated as of the date hereof, between Buyer and Seller, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
ARTICLE 77“First Amendment Effective Date”: July 23, 2025.
ARTICLE 78“Fitch”: Fitch, Inc. or, if Fitch, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.
ARTICLE 79“Floor”: The greater of (a) zero (0) and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation (or Amended and Restated Confirmation, as applicable).

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ARTICLE 80“Foreign Buyer”: A Buyer that is not a U.S. Person.
ARTICLE 81“Fractional Interest Percentage”: As of any date of determination, with respect to any Senior Interest, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of such Senior Interest to (ii) the then outstanding principal balance of the related Whole Loan.
ARTICLE 82~~“Funding Fee”: Defined in the Fee Letter, which definition is incorporated herein by reference.~~
ARTICLE 83“Future Funding Amount”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and the conditions precedent in Section 3.10 have been satisfied, the amount funded by Buyer in connection with such Future Funding Transaction; provided that in no event shall a Future Funding Amount exceed the product of (a) the amount that Seller is funding (or has funded) as a post-closing advance on or prior to the related Future Funding Date as required by the related Purchased Asset Documents relating to such Purchased Asset, and (b) the Applicable Percentage for such Purchased Asset; provided, in no event shall the aggregate Future Funding Amounts so requested by Seller exceed the aggregate Future Funding Amount set forth on the related Confirmation for the initial Transaction relating to such Purchased Asset, minus all previous Future Funding Amounts funded by Buyer relating to such Purchased Asset.
ARTICLE 84“Future Funding Date”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer, the date on which Seller is required to fund a Future Funding Amount pursuant to the Purchased Asset Documents relating to such Purchased Asset.
ARTICLE 85“Future Funding Request Package”: With respect to one or more Future Funding Transactions, the following: (a) the related request for advance, executed by the related Underlying Obligor (which shall include either therein or separately evidence of Seller’s approval of the related Future Funding Transaction), and any other documents that are required to be delivered to Seller pursuant to the related Purchased Asset Documents in connection with such future funding advance; (b) certification by Seller that all conditions precedent to the future funding advance under the related Purchased Asset Documents have been satisfied in all material respects; and (c) to the extent available and requested by Buyer, (i) updated financial statements, operating statements and rent rolls, (ii) engineering reports and updates to the engineering reports, and (iii) an updated Underwriting Package.
ARTICLE 86“Future Funding Transaction”: Any Transaction approved by Buyer pursuant to Section 3.10.
ARTICLE 87“Future Funding Transaction Conditions”: Defined in Section 3.10.
ARTICLE 88“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

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ARTICLE 89“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.
ARTICLE 90“Governmental Authority”: Any (a) national or federal government, (b) state, regional or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi–judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic, and (h) supra-national body such as the European Union or the European Central Bank.
ARTICLE 91“Guarantee Agreement”: The Guarantee Agreement dated as of the date hereof, made by Guarantor in favor of Buyer.
ARTICLE 92“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation). In the absence of any stated amount or stated liability of a guaranteeing person, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by Buyer.

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ARTICLE 93“Guarantor”: Goldman Sachs Real Estate Finance Trust Inc., a Maryland corporation.
ARTICLE 94“Guarantor Default Threshold”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 95“Identified Remaining Future Funding Obligations”: Defined in the definition of Maximum Amount.
ARTICLE 96“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset) without duplication: (a) all Principal Payments, (b) all Interest Payments, and (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including Principal Payments, Interest Payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds; provided, that any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Purchased Asset Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Purchased Asset Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Purchased Asset Documents.
ARTICLE 97“Indebtedness”: With respect to any Person and any date, all of the following with respect to such Person as of such date, without duplication: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed: (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of Preferred

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Equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off–Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligations of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any other obligation of such Person with respect to such Purchased Asset that is senior to such Purchased Asset, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.
ARTICLE 98“Indemnified Amounts”: Defined in Section 13.01(a).
ARTICLE 99“Indemnified Persons”: Defined in Section 13.01(a).
ARTICLE 100“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Repurchase Document and (b) to the extent not otherwise described in (a), Other Taxes.
ARTICLE 101“Independent Appraiser”: A professional real estate appraiser that (i) is approved by Buyer in its sole discretion; (ii) was not selected or identified by the Underlying Obligor and is not affiliated with the lender under the mortgage or the Underlying

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Obligor; (iii) if engaged by Seller or any of its Affiliates, Seller or such Affiliate, as applicable, is a “financial services institution” within the meaning of the Interagency Guidelines on Evaluations and Appraisals, (iv) is a member in good standing of the American Appraisal Institute; and (v) is certified or licensed in the state where the subject Mortgaged Property is located.
“Independent Director” or “Independent Manager”: An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as Independent Director or Independent Manager and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:
(a)a member, partner, equity holder, manager, director, officer or employee of Seller, Pledgor, or any of their respective equity holders or Affiliates (other than as an Independent Director or Independent Manager of Seller or Pledgor or an Affiliate of Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor and that is required by a creditor to be a “special purpose entity”, provided, however, that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);
(b)a creditor, supplier or service provider (including provider of professional services) to Seller, Pledgor or any of their respective equity holders or Affiliates (other than through a nationally-recognized company that routinely provides professional Independent Directors, Independent Managers and/or other corporate services to Seller, Pledgor, or any of their respective equity holders or Affiliates in the ordinary course of business);
(c)a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or
(d)a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).
An individual who otherwise satisfies the preceding definition and satisfies subparagraph (a) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor shall be qualified to serve as an Independent Director or Independent Manager of Seller or Pledgor if the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Seller or Pledgor in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

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ARTICLE 102“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.
ARTICLE 103“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.
ARTICLE 104“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
ARTICLE 105“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.
ARTICLE 106“Interest Expense”: With respect to any Person and for any relevant time period, the amount of total interest expense incurred by such Person, and its consolidated Subsidiaries, including capitalized or accruing interest (but excluding interest funded under a construction loan), plus such Person’s proportionate share of interest expense from the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.
ARTICLE 107“Interest Payments”: With respect to any Purchased Asset, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.
ARTICLE 108“Interest Rate Protection Agreement”: With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies. For the avoidance of doubt, any Interest Rate Protection Agreement (if any) with respect to a

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Purchased Asset shall be included in the definitions of “Purchased Asset” and “Purchased Asset Document”.
ARTICLE 109“Interim Assignment Documents”: The allonge, assignment of Mortgage, assignment of assignment of leases and rents, general assignment, UCC-3 financing statements and/or, in the case of a Senior Interest consisting of a participation interest, the assignment of related participation certificate and/or, in the case of a Senior Interest consisting of a promissory note, the related allonge and assignment and assumption agreement and/or, in the case of a Mezzanine Loan, stock power, covering each certificate representing the related Equity Interests and UCC-3 financing statements and all other applicable documents evidencing the assignment of the related Purchased Asset from related Originator to Seller.
ARTICLE 110“Internal Control Event”: Fraud that involves management or other employees who have a significant role in, the internal controls of Seller, Pledgor, Manager or Guarantor or any Subsidiary of Guarantor over financial reporting with respect to Guarantor or its Subsidiaries (provided, that, for purposes of the Manager, only officers or directors of the Manager who have a significant role in the internal controls of the Guarantor or its Subsidiaries shall apply for purposes of this definition).
ARTICLE 111“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option exercisable without the consent of such Person which would obligate such Person to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
ARTICLE 112“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.
ARTICLE 113“Investor”: Any Person that is admitted to either Seller or Guarantor as a member or shareholder in accordance with the applicable operating agreement, limited liability company agreement or other Governing Documents, as applicable, of Seller or Guarantor, respectively.
ARTICLE 114“Irrevocable Redirection Notice”: A notice in a form acceptable to Buyer, to be signed by Seller, and directed to the related Underlying Obligor with respect to each Purchased Asset, directing the remittance of all Income with respect to a Purchased Asset to an

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account designated by Buyer, which notice may be delivered to the applicable Underlying Obligor after the occurrence and during the continuance of an Event of Default.
ARTICLE 115“IRS”: The United States Internal Revenue Service.
ARTICLE 116“Knowledge”: With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.
ARTICLE 117“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.
ARTICLE 118“Manager”: [***].
ARTICLE 119“Mandatory Repurchase”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 120“Margin Call”: Defined in Section 4.01(a).
ARTICLE 121“Margin Deadline”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 122“Margin Deficit”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 123“Margin Excess”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 124“Margin Excess Requirements”: Requirements that will be satisfied as of any date of determination if (A) no monetary or material non-monetary Default, any Event of Default, Margin Deficit (except as would be cured in its entirety by the application of such Margin Excess) or Material Adverse Effect has occurred and is continuing, as determined by Buyer in its sole discretion, or will result from any proposed reallocation of Margin Excess, (B) Seller has satisfied all conditions precedent that are otherwise applicable to prospective Transactions under this Agreement and (C) Guarantor is in full compliance with all of the financial covenants and all of its other obligations, as set forth in the Guarantee Agreement.
ARTICLE 125“Market Disruption Event”: Any event or events that, as determined by Buyer, results in (a) the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage loans or securities, (b) Buyer’s not being able to finance Purchased Assets

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through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events, (c) the effective absence of a “securities market” for securities backed by Purchased Assets, or (d) Buyer’s not being able to sell securities backed by Purchased Assets at prices that would have been reasonable prior to the occurrence of such event or events.
ARTICLE 126“Material Action”: With respect to any Person, to file any insolvency or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.
ARTICLE 127“Material Adverse Effect”: Any event, development or circumstance that has a material adverse effect on or material adverse change in or to (a) the property, assets, business, operations or financial condition of Seller, Pledgor or Guarantor , taken as a whole, (b) the ability of Seller to pay and perform any of its respective duties, obligations or agreements under the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document or (e) the perfection or priority of any Lien granted under any Repurchase Document.
ARTICLE 128“Material Modification”: [***]
ARTICLE 129“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.
ARTICLE 130“Maturity Date”: The earliest to occur of (a) the Revolving Period Expiration Date; provided, that the Maturity Date (as determined pursuant to this clause (a)) may be extended pursuant to Section 3.06, (b) any Accelerated Repurchase Date, and (c) any date on which the Maturity Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law.
ARTICLE 131“Maximum Amount”: As of the ~~Closing Date~~ First Amendment Effective Date, ~~$250,000,000~~500,000,000; provided, that on and after the earlier to occur of the Revolving Period Expiration Date and the Maturity Date, the Maximum Amount on any date shall be an amount equal to the sum of (i) the then-current aggregate outstanding Purchase Price of all Purchased Assets, and (ii) the total sum, for all Purchased Assets, of the Applicable Percentage for each such Purchased Asset, multiplied by those remaining future funding

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obligations of Seller for such Purchased Asset that (x) were scheduled in the related Confirmation for such Purchased Asset as of the Revolving Period Expiration Date (such remaining future funding obligations as of the Revolving Period Expiration Date, the “Identified Remaining Future Funding Obligations”) and (y) remain outstanding as of such date of determination, in each case, as such amounts decline as Future Funding Transactions under Section 3.10 are funded, Purchased Assets are repurchased (in whole or in part) and Margin Deficits are satisfied, all in accordance with the applicable terms of this Agreement.
ARTICLE 132“Maximum Applicable Percentage”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 133“Maximum PPV”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 134“Mezzanine Loan”: A performing mezzanine loan secured by pledges of 100% of the Equity Interests of the Mortgagor or an Affiliate of the Mortgagor under the related Whole Loan.
ARTICLE 135“Mezzanine Loan Documents”: With respect to any Purchased Asset that is a Mezzanine Loan, the Mezzanine Note, those documents executed in connection with, evidencing or governing such Mezzanine Loan and the Mortgage Loan Documents for the related Whole Loan including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).
ARTICLE 136“Mezzanine Note”: The original executed promissory note or other tangible evidence of Mezzanine Loan indebtedness.
ARTICLE 137“Mezzanine Related Mortgage Asset”: An Eligible Asset or a Purchased Asset for
which one or more related Mezzanine Loans exist and with respect to which the principal balance of such Mezzanine Loan(s) remains outstanding.

“Monthly Fee”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 138“Moody’s”: Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.
ARTICLE 139“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

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ARTICLE 140“Mortgage Asset File”: The meaning specified in the Custodial Agreement.
ARTICLE 141“Mortgage Loan Documents”: With respect to any Whole Loan, those documents executed in connection with and/or evidencing or governing such Whole Loan, including, without limitation those that are required to be delivered to Custodian under the Custodial Agreement.
ARTICLE 142“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.
ARTICLE 143“Mortgaged Property”: (I) In the case of a Whole Loan or a Senior Interest, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by (a) a Mortgage Note (in the case of a Whole Loan) or (b) the Mortgage Note evidencing an interest in the Whole Loan to which such Senior Interest relates (in the case of a Senior Interest), in each case securing such Whole Loan and (II) in the case of a Mezzanine Loan, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral owned by the Person whose Equity Interest is pledged as collateral security for such Mezzanine Loan.
ARTICLE 144“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage.
ARTICLE 145“Mortgagor”: The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.
ARTICLE 146“Multiemployer Plan”: A multiemployer plan as defined in Section 4001(a)(3) of ERISA.
ARTICLE 147“MTM Representation”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 148“Non-Controlling Participation”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 149“Non-Recourse Indebtedness”: With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

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ARTICLE 150“Off-Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person (determined on a consolidated basis) as of such date: (a) monetary obligations under any financing lease or so–called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide Tax deductibility as Interest Expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).
ARTICLE 151“Originator”: With respect to each Purchased Asset, the Person who originated or issued, as applicable, such Purchased Asset.
ARTICLE 152“Other Connection Taxes”: With respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than connections arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Repurchase Document, or sold or assigned an interest in any Transaction or Repurchase Document).
ARTICLE 153“Other Taxes”: Any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Repurchase Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Repurchase Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
ARTICLE 154“Parent”: All of the direct or indirect holders of any Equity Interests in Guarantor, together with their respective successors and assigns.
ARTICLE 155“Participant”:    Defined in Section 18.08(b).
ARTICLE 156“Participant Register”: Defined in Section 18.08(g).
ARTICLE 157“Party”: The meaning set forth in the preamble to this Agreement.
ARTICLE 158“PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.
ARTICLE 159“Permitted REIT Distributions”: Defined in Section 8.05.

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ARTICLE 160“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.
ARTICLE 161“Plan”: An employee benefit or other plan established or maintained by Seller, Guarantor, Pledgor or any ERISA Affiliate or to which Seller, Guarantor, Pledgor or any ERISA Affiliate makes, is obligated to make or has been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.
ARTICLE 162“Plan Asset Regulations”: The regulation of the United States Department of Labor at 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA).
ARTICLE 163“Plan Assets”: Defined in Section 7.08(b).
ARTICLE 164“Pledge Agreement”: The Pledge Agreement, dated as of the date hereof, between Buyer and Pledgor, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
ARTICLE 165“Pledged Collateral”: Defined in the Pledge Agreement.
ARTICLE 166“Pledgor”: REFT Pledgor LLC, a Delaware limited liability company, together with its successors and permitted assigns.
ARTICLE 167“Power of Attorney”: Defined in Section 18.19.
ARTICLE 168“PPV”:
ARTICLE 169(a) With respect to any Purchased Asset that is not a Senior Interest, as of any date of determination, the ratio (expressed as a percentage) of (x) the then-current unpaid Purchase Price of such Purchased Asset to (y) [***]; and

(b) with respect to any Purchased Asset that is a Senior Interest, as of any date of determination, the ratio (expressed as a percentage) of (x) the then-current unpaid Purchase Price of such Purchased Asset to (y) the product of (i) the Fractional Interest Percentage with respect to such Purchased Asset and (ii) [***].
ARTICLE 170“Preferred Equity”: A performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument and excluding any perpetual preferred equity positions) evidenced by a stock share certificate or other similar ownership certificate representing the entire equity ownership interest in entities that own income producing commercial real estate.
ARTICLE 171“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset

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subject to such Transaction during such Pricing Period, times (ii) the outstanding Purchase Price for such Purchased Asset on each such day, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.
ARTICLE 172“Pricing Margin”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 173“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date for such Purchased Asset, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset to the extent such Purchased Asset is actually repurchased on such Repurchase Date.
ARTICLE 174“Pricing Rate”: For any Pricing Period and any Transaction, Term SOFR for such Pricing Period plus the applicable Pricing Margin for such date; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.
ARTICLE 175“Pricing Rate Determination Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, the date that is two (2) U.S. Government Securities Business Days prior to the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Seller.  The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.
ARTICLE 176“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including insurance and condemnation proceeds which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied and recoveries of principal from liquidation or foreclosure which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied.
ARTICLE 177“Prohibited Transferee”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 178“Purchase Agreement”: Any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset which is subsequently sold to Buyer hereunder.
ARTICLE 179“Purchase Date”: For any Purchased Asset, the initial date on which such Purchased Asset is purchased by Buyer from Seller in connection with a Transaction as set forth in the related Confirmation.
ARTICLE 180“Purchase Price”: For any Purchased Asset, (a) as of the Purchase Date, an amount determined by Buyer and initially set forth in the related Confirmation for such

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Purchased Asset, as such Confirmation may be updated by Buyer and Seller from time to time, and (b) as of any other date, the amount described in the preceding clause (a), (i) increased by any Future Funding Amounts disbursed by Buyer to Seller or the related borrower with respect to such Purchased Asset, (ii) reduced by any amount of Margin Deficit subject to a Margin Call transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (iii) reduced by any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clause third of Section 5.02, (iv) reduced by any other payments made by Seller, or applied by Buyer, in accordance with the terms of this Agreement in reduction of the outstanding Purchase Price, and (v) increased or decreased, as appropriate, to the extent any Margin Excess is reallocated either to or from the related Purchased Asset in accordance with Section 4.01, in each case on or prior to such date of determination with respect to such Purchased Asset.
ARTICLE 181“Purchased Asset Documents”:  Individually or collectively, as the context may require, the related Mortgage Loan Documents, Mezzanine Loan Documents and/or the related Senior Interest Documents.
ARTICLE 182“Purchased Assets”: (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of Seller’s right, title and interest in and to (i) Purchased Asset Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts and property from time to time on deposit in the Waterfall Account or the Servicer Account, together with both the Waterfall Account and the Servicer Account themselves, (viii) collection, escrow, reserve, collateral or lock–box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller’s or the holder’s interest therein, (ix) Income, (x) security interests of Seller in Derivatives Contracts entered into by Underlying Obligors, (xi) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xii) Interest Rate Protection Agreements (if any) relating to such Assets, (xiii) all of the Pledged Collateral, (xiv)) ]all supporting obligations of any kind, and (xv) all proceeds related to the sale, securitization or other disposition thereof; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer set forth in Section 11.01, together with the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xv).
ARTICLE 183“Rating Agency” or “Rating Agencies”: Each of Fitch, Moody’s and S&P.

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ARTICLE 184“Register”: Defined in Section 18.08(f).
ARTICLE 185“REIT”:  A Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c), and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.
ARTICLE 186“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property in violation of, or that would incur liability pursuant to, Environmental Law.
ARTICLE 187“Release Amount”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 188“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.
ARTICLE 189“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean–up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in, about or to the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.
ARTICLE 190“Remittance Date”: The 14th day of each month (or if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by Seller and Buyer.
ARTICLE 191“REOC”: A Real Estate Operating Company within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulations.
ARTICLE 192“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by Seller, Pledgor or Guarantor in any Repurchase Document (including in Schedule 1, but excluding any MTM Representation) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document, that proves to be incorrect, false or misleading in any material respect when made or deemed made, in each case, as determined (a) without regard to any Knowledge or lack of Knowledge thereof by such Person and (b) with respect to the representations and warranties set forth in Schedule 1, without regard to any qualification set forth therein based on or limited to

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knowledge; provided that no representation or warranty with respect to which a related Approved Representation Exception exists shall constitute a Representation Breach.
ARTICLE 193“Representation Exceptions”: With respect to each Purchased Asset, a written list prepared by Seller and delivered to Buyer prior to the Purchase Date of such Purchased Asset specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedule 1) that are not satisfied with respect to an Asset or Purchased Asset.
ARTICLE 194“Repurchase Date”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 195“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Controlled Account Agreement, the Servicing Agreement and any related sub-servicing agreements, the Pledge Agreement, the Guarantee Agreement, the Power of Attorney, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments actually executed and delivered to Buyer in connection with this Agreement.
ARTICLE 196“Repurchase Obligations”: All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents, whether now existing or hereafter arising, and, without duplication, all interest and fees that accrue after the commencement by or against Seller, Guarantor or any Affiliate of Seller, or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).
ARTICLE 197“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) any accrued and unpaid fees and expenses and accrued indemnity amounts, late fees, default interest, breakage costs owed by Seller or Guarantor to Buyer or any of its Affiliates under this Agreement or any other Repurchase Document, (d) unless, simultaneously with such repurchase, all other amounts otherwise due and payable under this Agreement are being repaid in full in connection with the termination of this Agreement, any Release Amounts (if applicable in accordance with the definition of Release Amount set forth in the Fee Letter) payable in connection with such Purchased Asset (which amounts shall be applied by Buyer to reduce the then-current outstanding Repurchase Prices of one or more of the remaining Purchased Assets in the manner set forth in the definition of Release Amount), (e) any applicable Exit Fee, then-currently due in connection with the related Purchased Asset, ~~and~~ (f) the accrued and unpaid [***] for such Purchased Asset as of such date, and (g) all other amounts due and payable as of such date by Seller or Guarantor to Buyer or any of its Affiliates under this Agreement or any other Repurchase Document.

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ARTICLE 198“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and all laws as in effect on such date (whether or not in effect on the Closing Date), statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.
ARTICLE 199“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory pursuant to such Person’s Governing Documents.
ARTICLE 200“Retained Interest”: (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.
ARTICLE 201“Revolving Period”: The period from the Closing Date to but excluding the Revolving Period Expiration Date.
ARTICLE 202“Revolving Period Expiration Date”: March 11, 2028.
ARTICLE 203“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.
ARTICLE 204“Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other Governmental Authorities with jurisdiction over Seller or Guarantor or any of their Affiliates.
ARTICLE 205“Sanctioned Target”: Any Person, group, sector, territory, region, or country that is the target of any Sanctions, including without limitation any legal entity that is

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deemed to be the target of any Sanctions based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).
ARTICLE 206“Seller”: The Seller named in the preamble of this Agreement, together with its permitted successors and assigns as permitted in accordance with the terms of this Agreement.
ARTICLE 207“Senior Interest”: (a) A senior or, if expressly authorized in writing by Buyer on or before the related Purchase Date, either a controlling pari passu participation interest in a Whole Loan or a Non-Controlling Participation, in each case (i) that is evidenced by a Senior Interest Note, (ii) that represents an undivided participation interest in part of the underlying Whole Loan and its proceeds, (iii) that represents a pass through of a portion of the payments made on the underlying Whole Loan which lasts for the same length of time as such Whole Loan, (iv) as to which there is no guaranty of payments to the holder of the Senior Interest Note or other form of credit support for such payments, and (v) as to which, except with respect to a Non-Controlling Participation approved by Buyer in its sole discretion, the holder thereof maintains full control over all decisions with respect to the related Whole Loan, or (b) an “A note” in an “A/B structure” in a Whole Loan.
ARTICLE 208“Senior Interest Documents”: For any Senior Interest, the Senior Interest Note, together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest, and the Mortgage Loan Documents for the related Whole Loan, and including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).
ARTICLE 209“Senior Interest Note”: (a) The original executed promissory note, participation or other certificate or other tangible evidence of a Senior Interest, (b) the related original Mortgage Note (or, if Seller cannot obtain the original, then a certified copy thereof with a lost note affidavit signed by a senior officer of Seller in such form as is acceptable to Buyer in its discretion), and (c) the related original participation and/or intercreditor agreement, as applicable (or, if Seller cannot obtain the original, then a certified copy thereof).
ARTICLE 210“Servicer”: For each Purchased Asset, as determined in accordance with Article 17, either (a) Trimont LLC or, (b) a servicer acceptable to Buyer, servicing such Purchased Asset under a Servicing Agreement.
ARTICLE 211“Servicer Account”: The segregated, non-interest bearing account, created and maintained pursuant to the Servicing Agreement in connection with the servicing of the Purchased Assets, [***].
ARTICLE 212“Servicer Event of Default”: With respect to a Servicer, (a) any default or event of default (however defined) under the Servicing Agreement, or (b) any failure

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of such Servicer to be rated by a Rating Agency as an approved servicer of commercial mortgage loans.
ARTICLE 213“Servicer Notice”: A notice in the form of Exhibit F sent by Seller to Servicer, and countersigned and returned to Buyer by Servicer.
ARTICLE 214“Servicing Agreement”: An agreement entered into by Buyer (if applicable), Seller and a Servicer for the servicing of Purchased Assets, acceptable to Buyer.
ARTICLE 215“Servicing File”: With respect to any Purchased Asset, the file retained and maintained by Seller or the related Servicer, including the originals or copies of all Purchased Asset Documents and other documents and agreements (i) relating to such Purchased Asset and/or the related Whole Loan, (ii) relating to the origination and/or servicing and administration of such Purchased Asset and/or the related Whole Loan, or (iii) that are otherwise reasonably necessary for the ongoing administration and/or servicing of such Purchased Asset and/or the related Whole Loan or for evidencing or enforcing any of the rights of the holder of such Purchased Asset or holders of interests therein, including, to the extent applicable, all servicing agreements, files, documents, records, databases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by Seller and/or Servicer for and on behalf of Buyer.
ARTICLE 216“Servicing Rights”: With respect to any Purchased Asset, all right, title and interest of Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, or any other Person, in and to any and all of the following: (a) rights to service and/or sub-service, and collect and make all decisions with respect to, the Purchased Assets and/or any related Whole Loans, (b) amounts received by Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, or any other Person, for servicing and/or sub-servicing the Purchased Assets and/or any related Whole Loans, (c) late fees, penalties or similar payments as compensation with respect to the Purchased Assets and/or any related Whole Loans, (d) agreements and documents creating or evidencing any such rights to service and/or sub-service the Purchased Assets (including, without limitation, all Servicing Agreements), together with all documents, files and records relating to the servicing and/or sub-servicing of the Purchased Assets and/or any related Whole Loans, and rights of Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets and/or any related Whole Loans, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets and/or any related Whole Loans, and (g) accounts and other rights to payment related to the Purchased Assets and/or any related Whole Loans.
ARTICLE 217“Single Purpose Entity”: A limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.

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ARTICLE 218“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
ARTICLE 219“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
ARTICLE 220“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.
ARTICLE 221“Sub-Limit”: Defined in the Fee Letter, which definition is incorporated herein by reference.
ARTICLE 222“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or Controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
ARTICLE 223“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
ARTICLE 224“Term Sheet”: The letter and/or summary of terms and conditions dated October 29, 2024.
ARTICLE 225“Term SOFR”: For any calculation with respect to a Transaction, the Term SOFR Reference Rate for a tenor of one month on the applicable Pricing Rate Determination Date, as such rate is published by the Term SOFR Administrator; provided, however, that (i) if as of 5:00 p.m. (New York City time) on any Pricing Rate Determination

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Date the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Pricing Rate Determination Date and (ii) if the calculation of Term SOFR as determined as provided above (including pursuant to clause (i) of this proviso) results in a Term SOFR rate of less than the Floor, Term SOFR shall be deemed to be the Floor for all purposes of this Agreement and the other Repurchase Documents.
ARTICLE 226“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion).
ARTICLE 227“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.
ARTICLE 228“Transaction”: With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional Purchase Price for such Asset.
ARTICLE 229“Transaction Request”: Defined in Section 3.01(a).
ARTICLE 230“Transferor”: The seller of an Asset under a Purchase Agreement.
ARTICLE 231“Type”: With respect to a Mortgaged Property underlying any Purchased Asset, such Mortgaged Property’s classification as one of the following, as designated by Buyer in its sole discretion on the related Confirmation: multifamily, retail, office, industrial, hospitality, self-storage, data center or parking garage (or as otherwise designated acceptable to Buyer in its sole discretion).
ARTICLE 232“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection, effect on perfection or non-perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.
ARTICLE 233“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
ARTICLE 234“Underlying Obligor”: Individually and collectively, as the context may require, (a) in the case of a Purchased Asset that is a Whole Loan, the Mortgagor

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and each obligor and guarantor under such Purchased Asset, including (i) any Person who has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Purchased Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Purchased Asset Documents relating to such Purchased Asset, (b) in the case of a Purchased Asset that is a Senior Interest, the Mortgagor and each obligor and any other Person who has assumed or guaranteed the related Whole Loan, and (c) in the case of any Purchased Asset that is a Mezzanine Loan, (i) all underlying obligors with respect to the related Whole Loan and the owner of the related Mortgaged Property, (ii) the borrower under the related Mezzanine Loan, and (iii) any other Person who has assumed or guaranteed the obligation of such Mezzanine Loan borrower.
“Underwriting Package”: With respect to one or more Assets, the internal document or credit committee memorandum (which may be redacted to protect non-material confidential information) setting forth all material information relating to an Asset which is known by Seller, prepared by Seller for its evaluation of such Asset, to include at a minimum all the information required to be set forth in the relevant Confirmation. In addition, the Underwriting Package shall include all of the following, to the extent applicable and available:
(a)all Purchased Asset Documents required to be delivered to Custodian under Section 2.01 of the Custodial Agreement;
(b)an Appraisal, together with a property condition report, a Phase I environmental report and, if appropriate, a seismic report;
(c)the current occupancy report, tenant stack and rent roll;
(d)at least two (2) years of property-level financial statements;
(e)the current financial statement of the Underlying Obligor;
(f)the Mortgage Asset File;
(g)third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to Seller;
(h)aging of accounts receivable and accounts payable;
(i)copies of all Purchased Asset Documents not otherwise required to be delivered pursuant to clause (a) above;
(j)such further documents or information as Buyer may request;
(k)any and all agreements, documents, reports, or other information concerning the Purchased Assets (including, without limitation, all of the related Purchased Asset Documents) received or obtained in connection with the origination of the Purchased Assets;
(l)any other material documents or reports concerning the Purchased Assets prepared or executed by Seller, Pledgor or Guarantor;

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(m)if the related Asset was acquired by Seller from a third party, all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the related Purchase Agreement; and
(n)for any Mezzanine Loan, copies of all documents executed in connection therewith including, without limitation, the related intercreditor agreement, any co-lender agreement and all similar agreements.
ARTICLE 235“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
ARTICLE 236“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
ARTICLE 237“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
ARTICLE 238“U.S. Tax Compliance Certificate”: Defined in Section 12.07(e).
ARTICLE 239“VCOC”: A “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulations.
ARTICLE 240“Waterfall Account”: A segregated non-interest bearing account established at Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.
ARTICLE 241“Wet Mortgage Asset”: An Eligible Asset for which (i) either (a) the scheduled origination date of the related Whole Loan is the proposed Purchase Date for such Eligible Asset, or (b) Buyer has otherwise agreed in its sole discretion to permit delivery of the related Mortgage Asset File to Custodian in accordance with Section 3.01(g) and (h) hereof, (ii) Seller has delivered a Transaction Request pursuant to Section 3.01(g) hereof, and (iii) a complete Mortgage Asset File has not been delivered to Custodian prior to the related Purchase Date.
ARTICLE 242“Whole Loan”: A performing commercial real estate whole loan made to the related Underlying Obligor and secured primarily by a perfected, first priority Lien in the related underlying Mortgaged Property, including, without limitation (A) with respect to any Senior Interest, the whole loan in which Seller owns a Senior Interest, and (B) with respect to any Mezzanine Loan, the whole loan made to the Mortgagor or Affiliate of such Mortgagor whose Equity Interests, directly or indirectly, secure such Mezzanine Loan.

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Section 242.01Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns in each case, permitted by the Repurchase Documents. A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in electronic format. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing (including, except for Mortgage Notes, Senior Interest Notes, and any other document required to be in an original form in order to preserve, record, grant or perfect Buyer’s interest therein, in the form of a PDF document attached to an e-mail message) or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in electronic format or both printed and in electronic format. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion. Reference herein or in any other Repurchase

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Document to Buyer’s discretion, Buyer’s sole discretion or Buyer’s sole and absolute discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and, in all cases, subject to the implied covenant of good faith and fair dealing under New York law in effect on the Closing Date, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, discretion, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall, except where otherwise expressly stated herein, be in the sole and absolute discretion of Buyer, in each case, exercised in accordance with the implied covenant of good faith and fair dealing under New York law in effect on the Closing Date, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.
Section 242.02Rates. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to any offered rate, the rates in any Benchmark, any component definition thereof or rates referred to in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.01, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. Buyer and its affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner that may be adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE 243

THE TRANSACTIONS
Section 243.01Procedures.
(a)From time to time during the Revolving Period, but not more frequently than two (2) times per week, with not less than three (3) Business Days prior written notice to Buyer, Seller may request Buyer to enter into a proposed Transaction by sending Buyer written notice of such request (which notice may be given via email) (such request, a “Transaction Request”), which Transaction Request shall: (i) describe the Transaction and each proposed Asset and any related underlying Mortgaged Property and other security therefor in reasonable detail, (ii) transmit, either in electronic or physical format, a complete Underwriting Package for each proposed Asset, (iii) set forth the Representation Exceptions requested, if any, with respect to each proposed Asset, and (iv) indicate the amount of all then-currently unfunded future funding obligations, and the portion thereof expected to be funded by Buyer under Section 3.10. Seller shall promptly deliver to Buyer (in electronic or physical format) any supplemental

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materials requested at any time by Buyer. Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. In connection with such review and determination, Buyer may also consider the pro forma effect that acquiring the proposed Purchased Asset would have on the concentrations of specific asset categories. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing (in electronic or physical format) to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies.
(b)Upon receipt and review of the related Underwriting Package delivered by Seller, together with such supplemental materials and any other documentation required pursuant to Section 3.01(a) or otherwise required under any Repurchase Documents, Buyer shall endeavor to communicate to Seller a preliminary non-binding determination of whether or not it is willing to purchase any or all of such Assets, and if so, on what terms and conditions, within ten (10) Business Days after such date, and, in each case, if its preliminary determination is favorable, by what date Buyer expects to communicate to Seller a final non-binding indication of its determination. If Buyer has not communicated its final non-binding indication to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset.
(c)If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, Seller shall deliver to Buyer a preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Applicable Percentage, Maximum PPV, Purchase Price and such other terms and conditions as Buyer may require prior to the Purchase Date. If Buyer requires changes to the preliminary Confirmation, Seller shall make such changes, if any, and execute such Confirmation. If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall promptly execute and return the same to Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, or (ii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.
(d)Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible, but in no way shall be construed as evidence of Buyer’s agreement subsequently to purchase additional amounts of, or other, Assets. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.
(e)The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise,

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including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.
(f)No Transaction shall be entered into if (i) any Margin Deficit subject to a Margin Call, Default, Event of Default, Market Disruption Event or Material Adverse Effect has occurred and is continuing or would exist as a result of such Transaction (provided that if any such Margin Deficit, Default or Material Adverse Effect would be simultaneously cured with the consummation of such Transaction, Buyer may elect in its discretion to enter into such Transaction), (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Maturity Date, (iii) the proposed Purchased Asset does not qualify as an Eligible Asset, (iv) after giving effect to such Transaction, (A) the aggregate outstanding Purchase Price of all Purchased Assets would exceed the Maximum Amount, or (B) any Sub-Limit has been or would be exceeded, (v) the Revolving Period Expiration Date has occurred (provided that Future Funding Transactions relating to Identified Remaining Future Funding Obligations may be entered into any time prior to the Maturity Date, subject to the terms of this Agreement), (vi) if Buyer determines not to enter into any such Transaction for any reason or for no reason, or (vii) all Purchased Asset Documents have not been delivered to Custodian (or a Bailee) in accordance with the applicable provisions of this Agreement and the Custodial Agreement.
(g)In addition to the foregoing provisions of this Section 3.01, solely with respect to any Wet Mortgage Asset, a copy of the related Confirmation shall be delivered by Seller to Bailee no later than 10:00 a.m. (New York City time) one (1) Business Day prior to the requested Purchase Date, to be held in escrow by Bailee on behalf of Buyer pending finalization of the Transaction.
(h)Notwithstanding any of the foregoing provisions of this Section 3.01 or any contrary provisions set forth in the Custodial Agreement, solely with respect to any Wet Mortgage Asset:
(i)by 10:00 a.m. (New York City time) on the Purchase Date, Seller or Bailee shall deliver signed .pdf copies of the Purchased Asset Documents to Custodian via electronic mail, and Seller shall deliver the appropriate written third-party wire transfer instructions to Buyer;
(ii)not later than 10:00 a.m. (New York City time) on the related Purchase Date, (A) Bailee shall deliver an executed .pdf copy of the Bailee Agreement (as such term is defined in the Custodial Agreement) to Seller, Buyer and Custodian by electronic mail and (B) if Buyer has previously received the trust receipt in accordance with Section 3.01(b) of the Custodial Agreement, determined that all other applicable conditions in this Agreement, including without limitation those set forth in Section 6.02 hereof, have been satisfied or waived in writing by Buyer, as applicable, and otherwise has agreed to purchase the related Wet Mortgage Asset, Buyer shall (I) execute and deliver a .pdf copy of the related Confirmation to Seller and Bailee via electronic mail and (II) wire funds in the amount of the related Purchase Price for the related Wet Mortgage Asset in accordance with the wire transfer instructions that were previously delivered to Buyer by Seller; and
(iii)within three (3) Business Days after the applicable Purchase Date with respect to any Wet Mortgage Asset, Seller shall deliver, or cause to be delivered (A) to Custodian, the complete original Mortgage Asset File with respect to such Wet Mortgage Asset, pursuant to and in accordance with the terms of the Custodial Agreement, and (B) to Buyer, the complete original Underwriting Package with respect to the related Wet Mortgage Assets purchased by Buyer; provided, that if Seller cannot deliver, or cause to

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be delivered within three (3) Business Days, (A) any Basic Mortgage Asset Document to Custodian that is required by its terms to be recorded, due to a delay caused solely by the public recording office where such document or instrument has been delivered for recordation, then Seller shall deliver to Custodian (x) within three (3) Business Days of the applicable Purchase Date, a copy thereof (certified by Seller to be a true and complete copy of the original thereof submitted for recording) and (y) within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof, with official evidence of submission for recording (including stamp-filed copies, if applicable) thereon and (B) any document in the Mortgage Asset File other than a Basic Mortgage Asset Document, due to an unavoidable delay outside the control of Seller, then Seller shall deliver to Custodian within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof certified by Seller to be a true and correct copy of the original. For the avoidance of doubt (A) Seller shall, in all cases, deliver the original Mortgage Note or (i) in the case of a Senior Interest consisting of a participation interest, the original participation certificate to Buyer, or (ii) in the case of a Mezzanine Loan, the original Mezzanine Note and each original certificate representing the related Equity Interests together with an undated stock power covering each certificate, duly executed in blank to Buyer, in each case within three (3) Business Days of the applicable Purchase Date and (B) Buyer may, but shall not obligated to, consent to such later date for delivery of any part of the Mortgage Asset File as Buyer sees fit, in Buyer’s sole discretion.
(i)In the event that Seller cannot deliver or cause to be delivered on the applicable Purchase Date, any Interim Assignment Document that is required by its terms to be recorded, due to a delay caused solely by the public recording office where such document or instrument has been delivered for recordation, then Seller shall deliver to Custodian (x) on the applicable Purchase Date, a copy thereof (certified by Seller to be a true and complete copy of the original thereof submitted for recording), with evidence of the submission thereof for recording and (y) within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof, with official evidence of submission for recording (including stamp filed copies, if applicable) thereon.
(j)In addition to the foregoing provisions of this Section 3.01, solely with respect to any Mezzanine Related Mortgage Asset owned by Seller that is being purchased by Buyer hereunder, Seller shall (i) as part of the Underwriting Package, provide Buyer with such information regarding the related Mezzanine Loans as Buyer may request including, without limitation, any related intercreditor, co-lender or similar agreements, and (ii) in connection with the purchase thereof by Buyer, convey, transfer and assign to Buyer, for no additional consideration from Buyer, each Mezzanine Loan relating to such Mezzanine Related Mortgage Asset owned by Seller, Guarantor or any of their respective Affiliates to Buyer in form and substance satisfactory to Buyer, together with all other documents necessary or desirable to effect such collateral assignment, in each case as determined by Buyer and its counsel in their discretion. In connection with any Mezzanine Loan transferred and pledged to Buyer in connection with any Purchased Asset hereunder, Buyer’s advance of Purchase Price in respect of the related Transaction is made solely with respect to the Whole Loan subject to such Transaction. Seller acknowledges and agrees that the Mezzanine Loan related to such Purchased Asset is transferred and pledged to Buyer as additional collateral in support of the Purchase Price advanced by Buyer in respect of such Whole Loan.
Section 243.02Transfer of Purchased Assets; Servicing Rights. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or

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as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest (except with respect to any Retained Interests) in and to such Purchased Asset, together with all related Servicing Rights. Subject to this Agreement, during the Revolving Period Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but Seller may not substitute other Eligible Assets for Purchased Assets. Buyer has the right to designate each Servicer of the Purchased Assets. The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents. To the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01, 8.03 and 9.01 hereof), Seller shall cause each such Division LLC to sell, transfer, convey and assign to Buyer on a servicing released basis and for no additional consideration all of each such Division LLC’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights in the same manner and to the same extent as the sale, transfer, conveyance and assignment by Seller on each related Purchase Date of all of Seller’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights.
Section 243.03Maximum Amount. The aggregate outstanding Purchase Price of all Purchased Assets as of any date of determination shall not exceed the Maximum Amount. If the aggregate outstanding Purchase Price of all Purchased Assets as of any date of determination exceeds the Maximum Amount, Seller shall, within one (1) Business Day of written notice from Buyer to Seller, pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount.
Section 243.04Early Repurchase Date; Mandatory Repurchases; Optional Repurchases. Seller may terminate any Transaction (in whole, but not in part) with respect to any or all Purchased Assets and repurchase such Purchased Assets on any date prior to the Repurchase Date (an “Early Repurchase Date”); provided, that (a) Seller notifies Buyer (in electronic or physical format) at least three (3) Business Days before the proposed Early Repurchase Date identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, (b) Seller delivers a certificate from a Responsible Officer of Seller in form and substance satisfactory to Buyer certifying that no breach of any Sub-Limit, Default or Event of Default has occurred and is continuing or would exist as a result of such repurchase that, in the case of any breach of Sub-Limit or Default, would not be cured by the related pending early repurchase, there are no other Liens on the remaining Purchased Assets or Pledged Collateral other than Liens granted pursuant to the Repurchase Documents, and such repurchase would not cause Seller to violate any Sub-Limit, (c) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 12.04, and (d) Seller pays to Buyer any Exit Fee due in accordance with Section 3.07 in accordance with the terms set forth in the Fee Letter, and Seller thereafter complies with Section 3.05; provided, that Seller shall have the right to revoke such notice at any time prior to such Early Repurchase Date, so long as Seller pays to Buyer any amounts due under Section 12.04. Notwithstanding the foregoing, if any unpaid Margin Deficit subject to a Margin Call or any outstanding Mandatory Repurchase would remain unsatisfied after giving effect to the repurchase of any Purchased Asset under this Section 3.04 other than, for the avoidance of doubt, a repurchase under this Section 3.04 consisting of a Mandatory Repurchase required by Buyer), then Seller shall be obligated to pay, and shall pay, to Buyer at the same time that Seller pays the Repurchase Price for such Purchased Asset to Buyer hereunder an additional amount equal to the lesser of (x) the total amount necessary to satisfy all outstanding Margin Deficits subject to a Margin Call and all outstanding Mandatory Repurchases in full and (y) an amount equal to (I) the outstanding principal balance of the applicable Purchased Asset subject to repurchase (as in effect immediately prior to the

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repurchase of such Purchased Asset and prior to the application of any repayment made by the related Underlying Obligor simultaneously therewith), minus (II) the Repurchase Price of such Purchased Asset (as calculated without giving effect to the amounts owing to Buyer pursuant to this sentence), which additional amount shall be applied by Buyer to satisfy such outstanding Margin Deficits subject to a Margin Call and outstanding Mandatory Repurchases in such order as determined by Buyer. Such early terminations and repurchases shall be limited to [***] occurrences in any calendar week.
ARTICLE 244Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of an uncured Default or Event of Default that would not otherwise be fully cured immediately after giving effect to the related repurchase, Seller shall not be permitted to effect the repurchase and release of any Purchased Asset except in connection with either (i) a full payoff of all amounts due in respect of such Purchased Asset by the Underlying Obligor, or (ii) a sale of such Purchased Asset to an unaffiliated third party purchaser purchasing on an arm’s length basis, where, in each case (with respect to each of the preceding clauses (i) and (ii)), Seller pays directly to Buyer an amount equal to either (x) 100% of the net proceeds paid in connection with the relevant payoff by the Underlying Obligor or any Affiliate thereof or (y) 100% of the net proceeds received by Seller from an unaffiliated third-party purchaser purchasing on arm’s length terms in connection with the sale of such Purchased Asset, as applicable. The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset shall be applied by Buyer to reduce any other amounts due and payable to Buyer, as determined in its discretion, under this Agreement.
ARTICLE 245Notwithstanding the foregoing, no repurchase or release of any Purchased Asset hereunder that is a Whole Loan shall be permitted except in connection with a simultaneous repurchase of the related Mezzanine Loan (if any), and no repurchase or release of any Mezzanine Loan hereunder shall be permitted without a simultaneous repurchase of the related Whole Loan.
ARTICLE 246Certain additional terms and provisions concerning Mandatory Repurchases are set forth in Section 5 of the Fee Letter, and are incorporated herein by reference.
Section 246.01Repurchase. On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and, so long as no Default or Event of Default has occurred and is continuing and no unsatisfied Mandatory Repurchase or unsatisfied Margin Deficit exists, Buyer shall transfer to Seller such Purchased Asset, whereupon such Transaction with respect to such Purchased Asset shall terminate; provided, however, that, with respect to any Repurchase Date that occurs on the second (2nd) Business Day prior to the maturity date (as defined under the related Purchased Asset Documents with respect to such Purchased Asset) for such Purchased Asset by reason of clause (d) of the definition of “Repurchase Date”, settlement of the payment of the Repurchase Price and such amounts may occur up to the second (2nd) Business Day after such Repurchase Date; provided, further, that Buyer shall have no obligation to transfer to Seller, or release any interest in, such Purchased Asset until Buyer’s receipt of payment in full of the Repurchase Price therefor. So long as no Default or Event of Default has occurred and is continuing, upon receipt by Buyer of the Repurchase Price and all other amounts due and owing to Buyer and its Affiliates under this Agreement and each other Repurchase Document as of such Repurchase Date, Buyer shall be deemed to have simultaneously released its security interest in

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such Purchased Asset, shall authorize Custodian (in accordance with the terms of the Custodial Agreement) to release to Seller (or its designee) the Purchased Asset Documents for such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer except that Buyer shall hereby be deemed to represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder, that Buyer was the owner of such Purchased Asset, free and clear of any other interests or Liens caused by Buyer. Any Income with respect to such Purchased Asset received by Servicer, Buyer or Deposit Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller. Notwithstanding the foregoing, Seller shall repurchase all Purchased Assets no later than the Maturity Date by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.
Section 246.02Extension Option. The terms and provisions regarding the extension option relating to the Maturity Date are set forth in the Fee Letter, and are hereby incorporated by reference.
Section 246.03Payment of Price Differential and Fees.
(a)Notwithstanding that Buyer and Seller intend that each Transaction hereunder constitute a sale to Buyer of the Purchased Assets subject thereto, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. In addition thereto, interest shall accrue on all past due amounts otherwise due from Seller to Buyer under this Agreement at a rate equal to the Default Rate. Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect (i) the accrual of such obligations in accordance with this Agreement or (ii) Seller’s obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.
(b)Certain terms and conditions relating to the payment by Seller of certain fees and expenses are set forth in the Fee Letter, and are incorporated herein by reference. Seller shall pay to Buyer the Monthly Fee, the Funding Fee, the Exit Fee and all other fees and other amounts as and when due, as set forth in this Agreement, the Fee Letter and the other Repurchase Documents.
Section 246.04Payment, Transfer and Custody.
(a)Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller, Pledgor, Guarantor or any other Person under the Repurchase Documents shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the Business Day when due, in immediately available Dollars and without deduction, set-off or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Seller, Guarantor and Pledgor shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any amounts not paid when due under the Repurchase Documents, which interest shall be calculated at a rate equal to the Default Rate, until all such amounts are received in full by Buyer. Amounts payable to Buyer and not

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otherwise required to be deposited into the Servicer Account shall be deposited into an account of Buyer. Seller shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account or the Servicer Account.
(b)Any Purchased Asset Documents not delivered to Buyer or Custodian on the relevant Purchase Date and subsequently received or held by or on behalf of Seller are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof until so delivered to Buyer or Custodian. Seller or its agent shall maintain a copy of such Purchased Asset Documents and the originals of the Purchased Asset Documents not delivered to Buyer or Custodian. The possession of Purchased Asset Documents by Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting the related Servicer with its duties under the Servicing Agreement. Each Purchased Asset Document retained or held by or on behalf of Seller or its agent shall be segregated on Seller’s books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing-released basis. Seller or its agent shall release its custody of the Purchased Asset Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by Servicer or is in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.
Section 246.05Repurchase Obligations Absolute. All amounts payable by Seller under the Repurchase Documents shall be paid without notice, demand, counterclaim, set-off, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or related Mortgaged Property, (b) any Insolvency Proceeding relating to Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or any action taken with respect to any Repurchase Document, Purchased Asset Document by any trustee or receiver of Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Purchased Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to Seller and limited recourse to Guarantor to the extent of, and subject to the specified full-recourse provisions set forth in, the Guarantee Agreement. This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.
Section 246.06Future Funding Transactions. Buyer’s agreement to enter into any Future Funding Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof:
(i)Seller shall give Buyer written notice (in electronic or physical form) of each Future Funding Transaction, together with a signed, written amended and restated Confirmation prior to the related Future Funding Date signed by a Responsible Officer of Seller. Each such amended and restated Confirmation shall identify the related Whole Loan, Senior Interest and/or Mezzanine Loan, shall identify Buyer and Seller, shall set forth the requested Future Funding Amount (which amount, together with all prior Future

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Funding Amounts funded by Buyer in respect of the applicable Purchased Asset, shall not exceed the aggregate Future Funding Amount set forth in the initial Confirmation for such Purchased Asset on the related Purchase Date therefor (in each case, unless otherwise approved by Buyer in writing in its sole discretion), notwithstanding any amendment and restatement of such Confirmation), and shall be executed by both Buyer and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on a Confirmation that has not been signed by a Responsible Officer of Seller. Each amended and restated Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Future Funding Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Future Funding Transaction, such Confirmation shall prevail.
(ii)For each proposed Future Funding Transaction, no less than five (5) Business Days prior to the proposed Future Funding Date, Seller shall deliver to Buyer a Future Funding Request Package. Buyer shall have the right to conduct an additional due diligence investigation of the Future Funding Request Package and/or the related Purchased Asset as Buyer determines. Prior to Buyer advancing the requested Future Funding Amount, Buyer shall have determined in its sole and absolute discretion, and Seller shall have certified to Buyer in writing as of the Future Funding Date, that (A) no unpaid Margin Deficit remains outstanding with respect to the Purchased Asset to which such proposed Future Funding Transaction relates (unless such Margin Deficit would be cured in its entirety after giving effect to Seller’s funding of its pro rata portion of the related future funding advance prior to or simultaneously with Buyer’s funding of such Future Funding Transaction), no Mandatory Repurchase remains outstanding (other than a Defaulted Asset Mandatory Repurchase for a Defaulted Asset with respect to which Seller is in compliance with Section 5 of the Fee Letter), and no monetary Default, material non-monetary Default, any Event of Default or any [***] has occurred and is continuing, (B) the funding of the requested Future Funding Amount will not cause the aggregate outstanding Purchase Price for all Purchased Assets to exceed the Maximum Amount, (C) the related Purchased Asset is an Eligible Asset, (D) all related conditions precedent set forth in the related Purchased Asset Documents have been satisfied, (E) previously or simultaneously with Buyer’s funding of the Future Funding Transaction, Seller shall have funded or caused to be funded to the Underlying Obligor (or to an escrow agent or as otherwise directed by the Underlying Obligor) its pro rata portion of the related future advance to the Underlying Obligor, (F) after giving effect to the requested Future Funding Transaction, the aggregate Future Funding Amounts funded by Buyer in respect of the applicable Purchased Asset shall not exceed the aggregate Future Funding Amount set forth on the initial Confirmation for such Purchased Asset on the related Purchase Date therefor, and (G) both before and after giving effect to the requested Future Funding Transaction, the PPV for the related Purchased Asset would not exceed the Maximum PPV for such Purchased Asset (provided, that, Buyer shall not redetermine the PPV in connection with a Future Funding Transaction unless a Credit Event has occurred with respect to the applicable Purchased Asset) (collectively, the “Future Funding Transaction Conditions”). Upon Buyer’s satisfaction in its sole and absolute discretion that the Future Funding Transaction Conditions have been satisfied, Buyer shall advance the requested Future Funding Amount in accordance with clause (iii) below. If Buyer determines that the Future Funding Transaction Conditions have not been satisfied and does not advance the requested Future Funding Amount with respect to any such Future Funding Transaction, Seller shall promptly satisfy all future funding obligations with respect thereto as and when required pursuant to the related Purchased Asset Documents, together with the terms of this Agreement.

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(iii)Upon the entry by Buyer into a particular Future Funding Transaction, Buyer shall deliver to Seller a signed copy of the related amended and restated Confirmation described in clause (i) above, on or before the related Future Funding Date. On the related Future Funding Date, which shall occur no later than three (3) Business Days after the final approval of the Future Funding Transaction by Buyer, (a) if an escrow agreement has been established in connection with such Future Funding Transaction, Buyer shall remit the related Future Funding Amount to the related escrow account, (b) if the terms of the Purchased Asset Documents provide for a reserve account in connection with future advances, Buyer shall remit the related Future Funding Amount to the applicable reserve account, (c) if Seller has funded (or caused to be funded) the entirety of the future funding obligation to which such Future Funding Amount relates and provided Buyer with written evidence thereof, Buyer shall remit the related Future Funding Amount to Seller, and (d) otherwise, Buyer shall remit the related Future Funding Amount directly to the related Underlying Obligor.
Section 246.07Additional Advances. At any time during the Revolving Period, if Margin Excess exists with respect to a Purchased Asset, Seller may, upon the delivery of prior written notice to Buyer, to be received by no earlier than ninety (90) days prior to, and no later than 11:00 a.m. on the fifth (5th) Business Day immediately preceding the date of the requested Additional Advance, submit to Buyer a request (an “Additional Advance Notice”) for Buyer to transfer additional funds to Seller to increase the Purchase Price for such Purchased Asset (an “Additional Advance”) up to the amount of such Margin Excess for such Purchased Asset. Buyer shall fund such Additional Advance on the date set forth on such Additional Advance Notice so long as, immediately prior to, and, immediately after giving effect to, the funding of such Additional Advance (i) each of the conditions precedent set forth in Section 6.02(b) and the Margin Excess Requirements have been satisfied, (ii) after giving effect to such Additional Advance, the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Amount, and (iii) the amount of the requested Additional Advance is no less than the lesser of (x)[***] and (y) the amount of available Margin Excess with respect to such Purchased Asset ; provided, that in no event shall any Additional Advance be made with respect to any Purchased Asset for which more than ninety (90) days have elapsed since the related Purchase Date for such Purchased Asset. In connection with any such Additional Advance funded by Buyer pursuant to this Section 3.11, Buyer and Seller shall execute and deliver an updated Confirmation setting forth the new outstanding Purchase Price and Applicable Percentage with respect to such Transaction.
ARTICLE 247

MARGIN MAINTENANCE
Section 247.01Margin Deficit.
(a)With respect to any Purchased Asset, if on any date (I) a Margin Deficit exists with respect to such Purchased Asset and (II) a Credit Event has occurred with respect to such Purchased Asset, then Buyer shall have the right from time to time as determined in its sole discretion to make a margin call (a “Margin Call”) in an amount equal to the Margin Deficit. For the avoidance of doubt, Buyer shall be permitted to make Margin Calls hereunder in connection with multiple assets at the same time.
(b)Upon Buyer making a Margin Call in accordance with this Agreement, Seller shall (subject to clause (c) below), no later than the Margin Deadline, transfer cash to Buyer in the amount necessary, such that, after giving effect to such transfer, the related Margin Deficit is fully cured.

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(c)In lieu of the satisfaction by Seller of a Margin Call through the payment of cash, or in combination with Seller’s payment of cash, Seller may deliver a written request to Buyer (to be delivered to Buyer prior to the Margin Deadline) to reallocate any then-currently available Margin Excess in order to eliminate the related Margin Deficit by increasing the Purchase Price of a Purchased Asset with the related Margin Excess and decreasing the Purchase Price of the Purchased Asset that is the subject of the related Margin Call. Any such written request for reallocation shall include a certification by Seller setting forth the following, with such back-up calculations as Buyer may require: (w) the Purchased Asset(s) with respect to which Seller requests that Buyer determine, in Buyer’s sole discretion, that Margin Excess exists and the amount of such Margin Excess, if any, that Seller requests be re-allocated, (x) the Purchased Asset(s) to which Seller is requesting such Margin Excess be applied, the new Purchase Price of each such Purchased Asset and the new Purchase Price of the Purchased Asset(s) with the related Margin Excess, in each case, after giving pro forma effect to such reallocation, (y) the amount of the Margin Deficit on the Purchased Asset(s) to which any such Margin Excess is to be applied in order to reduce the Purchase Price(s) thereof so as to eliminate such Margin Deficit, both immediately prior to and immediately after giving pro forma effect to such reallocation, and (z) that no Default (except as would be cured by such reallocation) or Event of Default exists. Upon Buyer’s independent confirmation, to be made in Buyer’s sole discretion, that the Margin Excess Requirements have been satisfied and the conclusions and calculations set forth in Seller's written request comply with the requirements set forth above, Buyer shall reallocate the related Margin Excess (if any) to those Purchased Assets for which Margin Deficits would otherwise exist, as determined by Buyer in its sole discretion, and, immediately thereafter, Seller shall execute and deliver new Confirmations acceptable to Buyer reflecting the new Purchase Price of all affected Purchased Assets.

To the extent any Margin Deficit that is subject to a Margin Call under Section 4.01(a)
above is not eliminated in full by way of a Margin Excess reallocation pursuant to this Section 4.01(c), Seller shall, no later than the Margin Deadline, fully cure the related Margin Deficit in accordance with Section 4.01(b).
(d)Buyer’s election not to deliver, or to forbear from delivering a Margin Call notice at any time there is a Margin Deficit shall not waive or be deemed to waive the Margin Deficit or in any way limit, stop or impair Buyer’s right to deliver a Margin Call notice at any time when the same or any other Margin Deficit exists. Buyer’s rights relating to Margin Deficits under this Section 4.01 are cumulative and in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.
(e) All cash transferred to Buyer pursuant to this Section 4.01 shall be deposited into the Waterfall Account, except as directed by Buyer, and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the Purchase Price of such Purchased Asset. Immediately after the satisfaction by Seller of each Margin Call hereunder, Seller and Buyer shall execute and deliver the appropriate amended and restated Confirmations.
ARTICLE 248Section 4.02    Additional Provisions Regarding Margin Calls. Certain additional terms and provisions concerning Margin Calls are set forth in Section 3 of the Fee Letter, and are incorporated herein by reference.

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ARTICLE 249

APPLICATION OF INCOME
Section 249.01Waterfall Account; Servicer Account. The Waterfall Account shall be established at Deposit Account Bank. Pursuant to the terms of the Controlled Account Agreement, Buyer shall have sole dominion and control over the Waterfall Account (including, without limitation, “control” within the meaning of Section 9-104(a)(2) of the UCC). Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in either the Waterfall Account or the Servicer Account. All Income received by Seller, Buyer, any Servicer or Deposit Account Bank in respect of the Purchased Assets, shall be transferred, subject to the applicable provisions of the Servicing Agreement and the Servicer Notice, by Servicer from the Servicer Account into the Waterfall Account within two (2) Business Days of receipt thereof by Servicer. All such Income, once deposited in the Waterfall Account, shall be applied to and remitted by Deposit Account Bank in accordance with this Article 5.
Section 249.02Before an Event of Default. If no Event of Default has occurred and is continuing, all Income described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period shall be applied by Deposit Account Bank by no later than the next following Remittance Date (or on such earlier date as Buyer shall determine in its discretion) in the following order of priority:
first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;
second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;
third, to pay to Buyer, the Applicable Percentage of any Principal Payments (to the extent actually deposited into the Waterfall Account), to be applied to reduce the outstanding Purchase Price of the applicable Purchased Assets;
fourth, to pay to Buyer all Income until all outstanding Margin Deficit(s) subject to a Margin Call have been satisfied in full;
fifth, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement;
sixth, to pay to Buyer all Release Amounts, if any, to be applied by Buyer to reduce the then-current unpaid Repurchase Prices of one or more of the remaining Purchased Assets as set forth in the definition of Release Amount;
seventh, to pay to Buyer any other amounts due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents; and
eighth, to pay to Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents; provided that (i) with respect to Income consisting of Principal Payments, if any Default has occurred and is continuing on such Remittance Date or (ii) with respect to all other Income (other than

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Principal Payments), if any monetary Default or material non-monetary Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Waterfall Account until the earlier of (x) the day on which Buyer provides written notice to the Deposit Account Bank that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default has occurred and is continuing, at which time the Deposit Account Bank shall apply all such amounts pursuant to this priority eighth; and (y) the day that the related Default becomes an Event of Default, at which time the Deposit Account Bank shall apply all such amounts pursuant to Section 5.03; provided, further, that notwithstanding the foregoing, so long as no monetary Default or any Event of Default has occurred and is continuing on such Remittance Date, Seller shall be entitled upon written request to Buyer to receive amounts otherwise payable to Seller pursuant to this priority eighth up to the amount necessary for Seller to make any Permitted REIT Distributions in accordance with Section 8.05.
Section 249.03After an Event of Default. If an Event of Default has occurred and is continuing, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Deposit Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:
first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;
second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;
third, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement;
fourth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until the aggregate Repurchase Price of all Purchased Assets has been reduced to zero); and
fifth, to pay to Buyer all other Repurchase Obligations due to Buyer.
Section 249.04Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable to Buyer or any of its Affiliates under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date or Maturity Date, whether due to the occurrence of an Event of Default or otherwise, Seller shall remain liable to Buyer for payment of all such amounts when due.

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ARTICLE 250

CONDITIONS PRECEDENT
Section 250.01Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied or waived by Buyer, on and as of the Closing Date and which shall remain in compliance as of the first Purchase Date:
(a)Buyer has received the following documents, each dated the Closing Date or as of the first Purchase Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate or its documentary equivalent dated a recent date with respect to Seller, Pledgor and Guarantor (including, with respect to Seller, in each jurisdiction where any Mortgaged Property is located to the extent necessary for Buyer to enforce its rights and remedies thereunder), (iii) certificates of a Responsible Officer of each of Seller, Pledgor and Guarantor with respect to attached copies of the Governing Documents and applicable resolutions of Seller, Pledgor and Guarantor, and the incumbencies and signatures of officers of Seller, Pledgor and Guarantor executing the Repurchase Documents to which each is a party, evidencing the authority of Seller and Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including with respect to corporate matters, due formation, existence and good standing of Seller, Pledgor and Guarantor, the due authorization, execution, delivery and enforceability of each Repurchase Document, non-contravention, no consents or approvals required other than those that have been obtained, validly granted and perfected security interests in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters and the applicability of Bankruptcy Code safe harbors (including Buyer’s related liquidation, termination and offset rights), (vii) a duly completed Compliance Certificate, and (viii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;
(b)(i) UCC financing statements have been filed against Seller and Pledgor in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;
(c)Buyer has received payment from Seller of all fees and expenses then payable under Section 3.07(b), the related provisions of the Fee Letter and all expenses payable as contemplated by Section 13.02, together with any other fees and expenses otherwise due and payable pursuant to any of the other Repurchase Documents;
(d)Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence, and any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation) and modeling as it may require, and all information provided to Buyer by Seller or Guarantor must be true, accurate, complete and not misleading in any material respect, all as determined by Buyer;
(e)Buyer shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date a Beneficial Ownership Certification in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;

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(f)Buyer, its designee, or counsel to Buyer, shall have received on behalf of Buyer delivery of the certificate evidencing the Pledged LLC Interests (as defined in the Pledge Agreement), duly assigned in blank, and in form and substance acceptable to Buyer; and
(g)Buyer has received approval from its internal credit committee and all other necessary approvals required for Buyer, to enter into this Agreement and consummate Transactions hereunder, no material adverse change has occurred from the approval date until the Closing Date, including, without limitation, any changes in Requirements of Law, or relevant financial, banking, real estate or capital market conditions, and Guarantor will be in compliance with all financial covenants set forth in the Guarantee Agreement.
Section 250.02Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date (including the first Purchase Date) therefor:
(a)Buyer has received the following documents for each prospective Purchased Asset: (i) an Underwriting Package, (ii) a Confirmation, (iii) if the prospective Purchased Asset is not serviced by Buyer or an Affiliate of Buyer, copies of the related Servicing Agreements, (iv) an Irrevocable Redirection Notice that is executed by Seller and delivered to Custodian, (v) evidence satisfactory to Buyer that the Underlying Obligor has been so directed to remit Income to Servicer in accordance with the Purchased Asset Documents, (vi) a trust receipt (to the extent applicable in the case of Wet Mortgage Assets) and other items required to be delivered under the Custodial Agreement, (vii) with respect to any Wet Mortgage Asset, a Bailee Agreement (as such term is defined in the Custodial Agreement), (viii) the related Servicing Agreement, if a copy was not previously delivered to Buyer, (ix) a Servicer Notice, if not previously delivered to Servicer, and (x) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;
(b)immediately before such Transaction and immediately after giving effect thereto and to the intended use thereof, no change in any Requirements of Law which make it unfavorable for Buyer to enter into the proposed Transaction has occurred, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit subject to a Margin Call (except as would be cured in its entirety by consummation of such Transaction), Market Disruption Event or Material Adverse Effect shall have occurred and is continuing, no Mandatory Repurchase (excluding, solely for purposes of determining whether the conditions precedent to Seller’s request for an Additional Advance under Section 3.11 have been satisfied, any Defaulted Asset Mandatory Repurchase for a Defaulted Asset with respect to which Seller is in compliance with Section 5 of the Fee Letter) remains outstanding (unless otherwise agreed by Buyer in its sole discretion), each Sub-Limit is in compliance, and no default or event of default exists under any other financing, hedging, security or other agreement (other than this Agreement) between Seller, Pledgor, Guarantor and/or any Affiliate thereof, and Buyer or any Affiliate thereof (for the avoidance of doubt such conditions shall not be applicable for a Future Funding Transaction which is governed by the conditions set forth in Section 3.10);
(c)Buyer has completed its due diligence review of the Underwriting Package, Purchased Asset Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;
(d)(i) the proposed Asset is an Eligible Asset, (ii) Buyer has approved the purchase of such Asset, (iii) Buyer has obtained all necessary internal credit and other approvals for such Transaction, and (iv) Buyer has executed the Confirmation;

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(e)immediately after giving effect to such Transaction, the aggregate outstanding Purchase Price of all Purchased Assets does not exceed the Maximum Amount;
(f)the Repurchase Date specified in the Confirmation is not later than the Maturity Date;
(g)Seller has satisfied all requirements and conditions and has performed all covenants, duties, obligations and agreements contained in the other Repurchase Documents to be performed by such Person on or before the Purchase Date;
(h)to the extent the related Purchased Asset Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received satisfactory evidence that Seller has given notice (or will deliver such required notice contemporaneously with the consummation of the Transaction) to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;
(i)Seller has provided Buyer with copies of any license, registration or other similar certification or official document available to Seller from the jurisdiction where the related underlying Mortgaged Property is located, to the extent necessary for Seller to enforce its rights and remedies under the related Purchased Asset Documents;
(j)if requested by Buyer, such opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including, without limitation, with respect to the perfected security interest in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Document, and true sale issues;
(k)Custodian (or a Bailee) shall have received executed blank assignments of all Purchased Asset Documents in appropriate form for recording, to the extent such documents are required to be recorded, in the jurisdiction in which the underlying real estate is located, together with executed blank assignments of all applicable Purchased Asset Documents (the “Blank Assignment Documents”); and
(l)Seller shall have provided evidence, satisfactory to Buyer in its reasonable discretion, that the applicable Interim Assignment Documents have been submitted, or are being submitted simultaneously with the consummation of the related Transaction, for recordation in the public recording office of the applicable jurisdiction.
ARTICLE 251Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 have been satisfied.
ARTICLE 252The conditions precedent set forth in this Section 6.02 shall be deemed to be complied with or waived by Buyer on the related Purchase Date; provided that, notwithstanding any of the foregoing, if it is subsequently determined by Buyer that: (i) any untrue or incorrect material information, certificate or similar item was provided to Buyer by or on behalf of Seller on or prior to the related Purchase Date, which information Buyer relied upon in whole or in part in making its decision to enter into the related Transaction, or (ii) Seller failed to provide material information to Buyer on or prior to the related Purchase Date (other than information specified in an Approved Representation Exception) that, if so provided on or prior to the related Purchase Date, may reasonably have resulted in Buyer determining that a condition

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precedent was not satisfied, in each case, such condition precedent shall be deemed not satisfied for such Purchased Asset, the related Purchase shall be rescinded and Seller shall repurchase the related Purchased Asset pursuant to Section 3.04.
ARTICLE 253

REPRESENTATIONS AND WARRANTIES OF SELLER
ARTICLE 254Seller represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect as follows:
Section 254.01Seller. Seller has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Seller (a) has all requisite power, authority, legal right, licenses and franchises, except where failure to have such license or franchise does not have a Material Adverse Effect or a material adverse effect on the Purchased Assets or Buyer’s rights with respect to the Purchased Assets, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) originate, service, acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Seller’s location (within the meaning of Article 9 of the UCC), chief executive office and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1. Seller has not changed its name or location within the past twelve (12) months. [***] and (c) Seller’s jurisdiction of organization is Delaware. Pledgor’s jurisdiction of organization is Delaware and Guarantor’s jurisdiction of organization is Maryland. Each of Seller, Pledgor and Guarantor shall provide Buyer with thirty (30) days advance notice of any change in its principal office or place of business or jurisdiction. None of Seller, Pledgor or Guarantor has a trade name. During the preceding five (5) years, none of Seller, Pledgor or Guarantor has been known by or done business under any other name, corporate or fictitious, and none of Seller, Pledgor or Guarantor has filed or had filed against it any bankruptcy receivership or similar petitions or made any assignments for the benefit of creditors. Seller is a one hundred percent (100%) direct and wholly-owned Subsidiary of Pledgor. The fiscal year of Seller is the calendar year. Seller has no Indebtedness, Contractual Obligations or Investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, and (c) under the Repurchase Documents. Seller has no Guarantee Obligations. Seller has no Subsidiaries.
Section 254.02Repurchase Documents. Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings,

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notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to the Knowledge of Seller threatened, against Seller, Pledgor, Guarantor or any of their respective Affiliates before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
Section 254.03Solvency. None of Seller, Pledgor, Guarantor or any of their respective Subsidiaries is or has ever been the subject of an Insolvency Proceeding. Each of Seller, Pledgor, Guarantor and each of their respective Subsidiaries is Solvent and the Transactions do not and will not render Seller, Pledgor, Guarantor or any of their respective Subsidiaries not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller, Pledgor, Guarantor or any of their respective Subsidiaries. Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. During the preceding five (5) years, none of Seller, Pledgor or Guarantor has filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.
Section 254.04Taxes. Guarantor is treated, reported and taxed as a REIT, and is the sole beneficial owner (for U.S. federal income tax purposes) of Seller. For U.S federal and applicable state and local tax purposes, Seller is properly classified and treated as an entity whose separate existence from that of Guarantor is disregarded, pursuant to and in accordance with Treasury Regulation Section 301.7701-2(c)(2). Seller, and each of Pledgor and Guarantor, has timely filed all U.S. federal and state income tax returns and all other material Tax returns, domestic and foreign, required to be filed by them and have timely paid all U.S. federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except for any such Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. There is no material suit or claim relating to any such taxes now pending or, to the Knowledge of Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above.
Section 254.05Financial Condition. The audited balance sheet of Guarantor as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income, stockholders equity, retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been delivered to Buyer, are complete and correct and present fairly the financial condition of Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein. Guarantor has no material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivatives Contract, which is not accounted for in the foregoing statements or notes unless the foregoing is not required in accordance with GAAP. Since the date of the financial statements and other information delivered to Buyer prior to the Closing Date, neither

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Seller nor Guarantor has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Repurchase Documents) or acquired any property or assets (including Equity Interests of any other Person) that are material in relation to the financial condition of Seller.
Section 254.06True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, in each case, on the date as of which such information is stated or certified.
Section 254.07Compliance with Laws. Seller, Pledgor, Guarantor and each of their respective Subsidiaries have complied in all material respects with all Requirements of Law, and no Purchased Asset contravenes any Requirements of Laws. None of Seller, Guarantor nor any Subsidiaries or Parents of Seller or Guarantor, nor to the knowledge of Seller or Guarantor, no Affiliate of Seller or Guarantor (i) is in violation of any Sanctions or (ii) is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws. Neither Seller nor any Affiliate of Seller (a) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (b) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations. No properties presently or previously owned or leased by Seller or any of its Affiliates, or to the Knowledge of Seller, Pledgor or Guarantor any of their respective predecessors, contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of Seller, Pledgor or Guarantor thereunder. Seller, Pledgor and Guarantor each have no Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of Seller, Pledgor or Guarantor under any Environmental Law. Materials of Environmental Concern have not been Released, on properties presently or previously owned or leased by Seller or any of its Affiliates, in violation of Environmental Laws or in a manner that reasonably could be expected to give rise to liability of Seller, Pledgor or Guarantor thereunder. Seller and all Affiliates of Seller are in compliance with all Anti-Corruption Laws. Neither Seller nor any Affiliate of Seller has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, any Affiliate of Seller or any other Person, in violation of any Anti-Corruption Law.
Section 254.08Compliance with ERISA. (a)  None of Seller, Pledgor or Guarantor has any employees as of the date of this Agreement. None of Seller, Pledgor, Guarantor or any ERISA Affiliate maintains, sponsors, participates in or contributes to (or has an obligation to contribute to), or has ever maintained, established, sponsored, participated in or contributed to (or had any obligation to contribute to), or has any liability in respect of, a Plan or a Multiemployer Plan.

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(a)Each of Seller, Pledgor and Guarantor either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulations (“Plan Assets”).
Section 254.09No Default or Material Adverse Effect. No Default exists on the Closing Date, any Purchase Date, the date of any Additional Advance or any Future Funding Date, and no Event of Default exists. No default or event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of Seller. Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and Purchased Asset Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law that would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect, other than any such development, event or fact with respect to which Seller has delivered written notice thereof to Buyer. No Internal Control Event has occurred. Seller has delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Purchased Assets, and to Seller’s Knowledge no material default or event of default (however defined) exists thereunder, except as otherwise disclosed by Seller to Buyer in writing.
ARTICLE 255No event of default (however defined) on the part of Guarantor or Pledgor exists under any credit facility, repurchase facility or substantially similar facility that is presently in effect, to which Guarantor or Pledgor is a party, other than any such event of default with respect to which Seller has delivered written notice thereof to Buyer.
Section 255.01Purchased Assets. Except to the extent set forth in writing on the related Confirmation as an Approved Representation Exception, each Purchased Asset is an Eligible Asset as of the related Purchase Date therefor. Each representation and warranty of Seller set forth in the Repurchase Documents (including in Schedule 1 applicable to the Class of such Purchased Asset) and the Purchased Asset Documents with respect to each Purchased Asset is true and correct, except as otherwise disclosed in writing in an Approved Representation Exception. The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has complied with all requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Purchased Asset Documents. As of each Purchase Date, the date of each Additional Advance and each Future Funding Date no Purchased Asset is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Purchased Asset or otherwise, by Seller or any Affiliate of Seller, any Transferor, any Underlying Obligor, Guarantor or any other Person, except as set forth in the Purchased Asset Documents delivered to Buyer prior to such date. Each proposed Purchased Asset was underwritten in accordance with and satisfies applicable standards established by Seller or any Affiliate of Seller. None of the Purchased Asset Documents has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than Buyer. If any Purchased Asset Document requires the holder or transferee of the related Purchased Asset to be a qualified transferee, qualified institutional lender or qualified lender (however defined), Seller meets such requirement. Assuming that Buyer also meets such requirement, the assignment and pledge of such Purchased Asset to Buyer pursuant to the Repurchase Documents do not violate such

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Purchased Asset Document. Seller and all Affiliates of Seller have sold and transferred all Servicing Rights with respect to the Purchased Assets to Buyer. At Buyer’s election at any time during the term of this Agreement, Buyer may, at Seller’s sole cost and expense, complete and record any or all of the Blank Assignment Documents as further evidence of Buyer’s ownership interest in the related Purchased Assets; provided, that prior to the occurrence and continuance of an Event of Default, Buyer may exercise the rights described in this sentence only if Buyer reasonably determines that such exercise is necessary in connection with any adoption of, or any change in, any Requirements of Law or any Buyer Compliance Policy or in the interpretation or application thereof or compliance therewith by Buyer or any Governmental Authority.
Section 255.02Purchased Assets Acquired from Transferors. With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code and (e) if Seller acquired the Purchased Asset from an Affiliate, other than with respect to Purchased Assets transferred (I) by an Affiliate of Seller to Guarantor and (II) by Guarantor to Seller (each pursuant to a sale and contribution agreement, master sale and contribution agreement or similar agreement, in each case, in form and substance satisfactory to Buyer in its sole discretion), Seller has delivered to Administrative Agent such documentation as Buyer may request (including, without limitation, opinions with respect to true sale issues), in form and substance satisfactory to Buyer in its sole discretion, to evidence the true sale by such Affiliate of all of its right, title, and interest in and to the related Purchased Asset, including, without limitation, representations and warranties from such Affiliate substantively similar to those recited in (a) though (d) above. With respect to any Purchased Asset that was acquired by Seller or such Affiliate of Seller via a Purchase Agreement pursuant to which the related Transferor granted therein a security interest in such Purchased Asset to either Seller or such Affiliate, then Seller or such Affiliate has filed one or more UCC financing statements against the Transferor to perfect such security interest, assigned such financing statements in blank and delivered such blank assignments to Buyer or Custodian.
Section 255.03Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets (together with all related Servicing Rights), free and clear of any Liens (other than those granted in favor of Buyer under the Repurchase Documents). With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Purchased Asset Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC. Upon receipt by Custodian of each Purchased Asset Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either own such Purchased Asset and the related Purchased Asset Documents or have a valid first priority perfected security interest in such Purchased Asset Document. The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement. Seller has not sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. Seller has not authorized the filing of and has no Knowledge of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

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Section 255.04No Broker. Neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.
Section 255.05[Reserved].
Section 255.06Separateness. Seller is in compliance with the requirements of Article 9.
Section 255.07Investment Company Act. None of Seller, Pledgor, Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of Seller is required to be registered as, or is controlled by, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act, or otherwise required to register thereunder. Seller is exempt from the registration requirements of the Investment Company Act pursuant to an exemption other than the exemptions set forth in Section 3(c)(1) and 3(c)(7) of the Investment Company Act.
Section 255.08Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.
ARTICLE 256Section 7.20    Anti-Money Laundering Laws and Anti-Corruption Laws. The operations of each of Seller and Guarantor are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against each of Seller and Guarantor or to the knowledge of Seller or Guarantor, any Affiliates of Seller or Guarantor.
ARTICLE 257Section 7.21    Sanctions. None of Seller, Guarantor, any Subsidiaries or Parents of Seller or Guarantor and, to the knowledge of Seller or Guarantor, no Affiliate of Seller or Guarantor (a) is a Sanctioned Target, (b) is controlled by or is acting on behalf of a Sanctioned Target, or (c) to the best knowledge of Seller or Guarantor after due inquiry, is under investigation for an alleged breach of Sanctions by a Governmental Authority that enforces Sanctions. To Seller’s knowledge, no Investor is a Sanctioned Target.
ARTICLE 258Section 7.22    Beneficial Ownership Certification. The information included in each Beneficial Ownership Certification is true and correct in all respects.
ARTICLE 259

COVENANTS OF SELLER
ARTICLE 260From the date hereof until the Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an

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exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists):
Section 260.01Existence; Governing Documents; Conduct of Business. Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all single purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents or divide itself into two or more separate limited liability companies. Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain Seller’s status as a qualified transferee, qualified lender or any similar term (however defined) under the Purchased Asset Documents. Seller shall not (A) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office (as defined in the UCC) from the location referred to in Section 7.01, or (B) move, or consent to Custodian moving, the Purchased Asset Documents from the location thereof on the applicable Purchase Date for the related Purchased Asset, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Seller shall enter into each Transaction as principal.
Section 260.02Compliance with Laws, Contractual Obligations and Repurchase Documents. Seller shall comply in all material respects with each and every Requirements of Law, including those relating to any Purchased Asset and to the reporting and payment of taxes. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect. Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by Seller of any Repurchase Document.
Section 260.03Structural Changes. Seller shall not enter into any merger or consolidation, or adopt, file, or effect a Division, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties, or permit any changes in the ownership of the Equity Interests of Seller, without the consent of Buyer. Seller shall ensure that all Equity Interests of Seller shall continue to be directly owned by the owner or owners thereof as of the date hereof. Seller shall ensure that neither the Equity Interests of Seller nor any property or assets of Seller shall be pledged to any Person other than Buyer. Seller shall not enter into any transaction with an Affiliate of Seller (other than the sale, assignment or other transfer of an Asset to an Affiliate with respect to a repurchased Purchased Asset or a proposed Purchased Asset which does not become subject to a Transaction) unless (a) Seller notifies Buyer of such transaction at least ten (10) days before entering into it, and (b) such transaction is on market and arm’s-length terms and conditions, as demonstrated in Seller’s notice.
Section 260.04Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, the Purchased Asset Documents and each and every Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the Purchase Agreements and Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments

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and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations. Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Seller shall comply with all requirements of the Custodial Agreement with respect to each Purchased Asset. Notwithstanding the foregoing, (i) if Seller grants a Lien on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, Seller shall defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default, and (ii) to the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01, 8.03 and 9.01 hereof), Seller shall cause any such Division LLC to assign, pledge and grant to Buyer, for no additional consideration, all of its assets, and shall cause any owner of each such Division LLC to pledge all of the Equity Interests and any rights in connection therewith of each such Division LLC to Buyer, for no additional consideration, in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by Pledgor of all of Pledgor’s right, title and interest in all of the Equity Interests of Seller and any rights in connection therewith, in each case pursuant to the Pledge Agreement. Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or Servicing Agreement. Seller shall not, or permit any Servicer to make any Material Modification to any Purchased Asset or Purchased Asset Document, without the prior written consent of Buyer. Seller shall use appropriate documentation to evidence the interests granted to Buyer hereunder. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian (or a Bailee) on behalf of Buyer, together with endorsements required by Buyer.
Section 260.05Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. Following the occurrence and during the continuance of a Default or Event of Default (or if any Default or Event of Default would result after giving effect to any of the following), Seller shall not declare or make any payment on account of, or set apart assets for a sinking or similar fund, for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor. Notwithstanding the foregoing, so long as no monetary Default or any Event of Default has occurred and is continuing, Seller shall have the right to make distributions in order for Guarantor to maintain its status as a REIT and to avoid entity level taxes under the Code (including under Section 4981 of the Code) in an amount up to [***] (such permitted distributions as described in this sentence, the “Permitted REIT Distributions”). Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) arising or existing pursuant to any Retained Interests, (c) existing as of the Closing Date, as referenced in the financial statements delivered to Buyer prior to the Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension,

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(d) incurred after the Closing Date to originate or acquire Assets to provide funding with respect to Assets, or (e) permitted by the terms of Section 9.01. Seller shall not (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.
Section 260.06Maintenance of Property, Insurance and Records. Seller shall (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain insurance on all its properties in accordance with customary and prudent practices of companies engaged in the same or a similar business, and (c) furnish to Buyer upon request information and certificates with respect to such insurance. Seller shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Purchased Assets if the original records are destroyed) and shall keep and maintain all documents, books, records and other information (including with respect to the Purchased Assets) that are reasonably necessary or advisable in the conduct of its business.
Section 260.07Delivery of Income. Seller shall cause each Underlying Obligor with respect to each Purchased Asset (and/or, if applicable, the related administrative agent or paying agent with respect to a Senior Interest) to be instructed to remit all Income relating to the Purchased Assets to the Servicer Account. Unless otherwise agreed to by Buyer in writing, each Servicer Notice shall require, and Seller shall cause Servicer to, transfer all Income for each Purchased Asset into the Waterfall Account in accordance with Section 5.01 hereof. Seller and Servicer shall, in connection with each principal payment or prepayment under a Purchased Asset, provide or cause to be provided to Buyer sufficient detail to enable Buyer to identify the Purchased Asset to which such payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, Seller shall, subject to the applicable provisions of the related Servicing Agreement and the Servicer Notice, directly deposit such Income for deposit into the Waterfall Account within two (2) Business Days after receipt, and, until so deposited, hold such Income in trust for Buyer, segregated from other funds of Seller.
Section 260.08Delivery of Financial Statements and Other Information. Seller shall deliver the following to Buyer, as soon as available and in any event within the time periods specified:
(a)within forty-five (45) days after the end of each of the first three fiscal quarters Guarantor, (i) the unaudited balance sheets of Guarantor as at the end of such period, (ii) the related unaudited statements of income, retained earnings, stockholders equity and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;
(b)within ninety (90) days after the end of each fiscal year of Guarantor, (i) the audited balance sheets of Guarantor as at the end of such fiscal year, (ii) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in

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comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP, and (iv) a Compliance Certificate;
(c)promptly upon receipt thereof, copies of all significant written reports submitted to Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Guarantor made by such accountants, including any management letter commenting on Guarantor’s internal controls (other than any periodic reports that independent auditors provide, in the ordinary course to any audit committee);
(d)with respect to each Purchased Asset and related Mortgaged Property serviced by a Servicer other than Wells Fargo Bank, National Association: (i) within forty-five (45) days after the end of each fiscal quarter of Seller, a quarterly report of the following: delinquency, loss experience, internal risk rating, surveillance, rent roll, occupancy and other property-level information, and (ii) within ten (10) days after either the preparation thereof by Seller, or the receipt by Seller from any Underlying Obligor, any Servicer or from any other source, all remittance, servicing, securitization, exception and other reports, operating and financial statements of Underlying Obligors, and all modifications or updates to the items contained in the Underwriting Package; provided that Seller uses reasonable efforts to require each Underlying Obligor to comply with the reporting requirements of the related Purchased Asset Documents;
(e)[reserved];
(f)[reserved];
(g)any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to Seller or the Purchased Assets, as soon as possible after the discovery thereof by Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor;
(h)such other information regarding the financial condition, operations or business of Seller, Pledgor, Guarantor or any Underlying Obligor as Buyer may reasonably request including, without limitation, any such information that is otherwise necessary to allow Buyer to monitor compliance with the terms of the Repurchase Documents; and
(i)all amendments to any Purchased Asset Documents that are executed after the Purchase Date of each Purchased Asset, whether or not the related amendment is also a Material Modification.
(j)Documents required to be delivered pursuant to this Section 8.08 may be delivered by electronic communication (including email or such other format as may be acceptable to Buyer) and if so delivered (which delivery must be expressly acknowledged in a return email from Buyer), shall be deemed to have been delivered on the date (i) on which the applicable party transmits such document via email, or (ii) on which such documents are posted on the applicable party’s behalf on an internet or intranet website, if any, to which the Buyer has access (so long as Guarantor delivers email notice thereof to Buyer on the date of any such electronic posting of any such information, together with an electronic link thereto).

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Section 260.09Delivery of Notices. Seller shall promptly (and in any event within one (1) Business Day) notify Buyer of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:
(a)a Representation Breach or any MTM Representation being untrue or incorrect in any respect;
(b)any of the following: (i) with respect to any Purchased Asset or related underlying Mortgaged Property: material loss, impairment or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern, any other actual or expected event or change in circumstances that, with respect to each of the foregoing, could reasonably be expected to result in a default or material decline in value or cash flow and (ii) with respect to Seller: violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event, the occurrence of a Credit Event, or other event or circumstance that, with respect to each of the foregoing, could reasonably be expected to have a Material Adverse Effect;
(c)the existence of any Default, Event of Default or material default under or related to any Purchased Asset, any Purchased Asset Document, or any Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;
(d)the resignation or termination of any Servicer under any Servicing Agreement with respect to any Purchased Asset;
(e)the establishment of a rating by any Rating Agency applicable to Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor and any downgrade in or withdrawal of such rating once established;
(f)the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects Seller, Pledgor, Guarantor, any Purchased Asset, Pledged Collateral or any Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Purchased Asset Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect; and
(g)each change in the location of its principal place of business and chief executive office, from the location referred to in Annex I.
Section 260.10[Reserved].
Section 260.11[Reserved]
Section 260.12Pledge Agreement. Seller shall not take any direct or indirect action inconsistent with the Pledge Agreement or the security interest granted thereunder to Buyer in the Pledged Collateral. Seller shall not permit any additional Persons to acquire Equity Interests in Seller other than the Equity Interests owned by Pledgor and pledged to Buyer on the Closing Date, and Seller shall not permit any sales, assignments, pledges or transfers of the Equity Interests in Seller other than to Buyer.
Section 260.13Taxes. Guarantor will continue to be treated, reported and taxed as a REIT under the Code, and Seller will continue to be classified and treated as a disregarded entity of Guarantor, for U.S. federal and applicable state and local tax purposes.  Seller and

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Guarantor will each timely file all required U.S. federal and state income tax returns and all other material Tax returns, domestic and foreign, required to be filed by them and will timely pay on or before the same shall become due and payable all Taxes, levies, liens, assessments, and similar governmental charges imposed on Seller or Seller’s properties, income or assets, except for any such Taxes, levies, liens, assessments or similar governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves are established in accordance with GAAP.
Section 260.14[Reserved].
Section 260.15[Reserved].
Section 260.16Transaction with Affiliates. Neither Seller nor Guarantor will, directly or indirectly, (i) make any investment in an Affiliate (whether by means of share purchase; capital contribution; loan, advance or any other extension of credit, including repurchase agreements, securities lending transactions or any transaction involving a Derivatives Contract; deposit, or otherwise including any agreement or commitment to enter into any of the foregoing) or (ii) transfer, sell, lease, assign or otherwise dispose of any tangible or intangible property to an Affiliate or enter into any other transaction, directly or indirectly, with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate) except, in each case, in compliance with the Repurchase Documents, the Investment Company Act and any other Requirements of Law.
Section 260.17Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(a)The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(b)Seller and Guarantor shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(c)The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause Buyer, Seller or Guarantor or to the knowledge of Seller or Guarantor, any Affiliates of Seller or Guarantor to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(d)With respect to the Purchased Assets that were originated by Seller or any Affiliate of Seller, Seller has conducted the customer identification and customer due diligence required in connection with the origination of each Purchased Asset for purposes of complying with all Anti-Money Laundering Laws, and will maintain sufficient information to identify each such customer for purposes of such Anti-Money Laundering Laws.
Section 260.18Compliance with Sanctions. The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise be made available; (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. Seller or Guarantor shall notify the Buyer in writing not more than one

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(1) Business Day after becoming aware of any breach of Section 7.07, Section 7.20, Section 7.21, Section 8.17, or this Section 8.18.
Section 260.19Beneficial Ownership.To the extent that Seller is a “legal entity customer” under the Beneficial Ownership Regulation, Seller shall promptly give notice to Buyer of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and shall promptly deliver an updated Beneficial Ownership Certification to Buyer. Upon any request by Buyer from time to time in order to comply with the Beneficial Ownership Regulation, Seller shall promptly deliver to Buyer a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller.
ARTICLE 261

SINGLE-PURPOSE ENTITY
Section 261.01Covenants Applicable to Seller. Seller shall (a) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document; (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (I) with respect to the Purchased Asset Documents and the Retained Interests, (II) commitments to make loans which may become Eligible Assets, (III) unsecured trade payables not to exceed [***] incurred in the ordinary course of business, and (IV) as otherwise permitted under this Agreement; (c) not make any loans or advances to any Affiliate or any other Person and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) comply with the provisions of its Governing Documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents with respect to the matters set forth in this Article 9 without the prior written consent of Buyer; (g) maintain all of its books, records and bank accounts separate from those of any other Person; (h) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that Seller’s assets may be included in a consolidated financial statement of its Affiliate provided that (I) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (II) such assets shall also be listed on Seller’s own separate balance sheet; (i) file its own tax returns separate from those of any other Person, except to the extent that Seller is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Requirements of Law; (j) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (k) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, provided, however, that the foregoing provisions of this clause (k) shall not require any shareholder, partner or member of such entity, as applicable, to make additional capital contributions to Seller; (l) to the fullest extent permitted by law, not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), nor shall Seller adopt, file, or effect a Division; (m) not commingle its funds or other

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assets with those of any Affiliate or any other Person; (n) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (o) not guarantee any obligation of any Person, including any Affiliate, become obligated for the debts of any other Person, or hold out its credit or assets as being available to pay the obligations of any other Person, (p) not, without the prior unanimous written consent of all of its Independent Directors or Independent Managers, take any Material Action, (q) (I) have at all times at least one (1) Independent Director or Independent Manager whose vote is required to take any Material Action, and (II) provide Buyer with up-to-date contact information for each such Independent Director or Independent Manager and a copy of the agreement pursuant to which such Independent Director or Independent Manager consents to and serves as an “Independent Director” or “Independent Manager” for Seller; (r) have Governing Documents that provide that for so long as any Repurchase Obligations remain outstanding, (I) the Independent Manager or Independent Director may be removed only for Cause, (II) that Buyer be given at least five (5) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager, (III) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of Seller, including its respective creditors, in acting or otherwise voting on any Material Action, and (IV) that, except for duties to Seller as set forth in the immediately preceding clause (including duties to the holders of the Equity Interests in Seller or Seller’s respective creditors solely to the extent of their respective economic interests in Seller, but excluding (A) all other interests of the holders of the Equity Interests in Seller, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in Seller, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing; (s) except for voluntary capital contributions or capital distributions permitted under the terms and conditions of its Governing Documents and properly reflected on the books and records of Seller, not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (t) maintain a sufficient number of employees in light of contemplated business operations and pay the salaries of its own employees, if any, only from its own funds; (u) use separate stationary, invoices and checks bearing its own name; (v) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space and for services performed by an employee of an Affiliate; (w) not pledge its assets to secure the obligations of any other Person; and (x) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity. Seller has complied with the covenants set forth in this Section 9.01 since the date of its formation.
Section 261.02Covenants Applicable to Pledgor. Pledgor shall, and Seller shall ensure that Pledgor shall, (a)  comply with the terms of the Pledge Agreement and continue to own 100% of the limited liability company interest in Seller; (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), except as otherwise expressly permitted or contemplated under the Repurchase Documents; (c) not make any loans or advances to any Affiliate; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; provided, however, that the foregoing provisions of this clause (d) shall not, in and among themselves, require any shareholder, partner or member of such entity, as applicable, to make additional capital contributions to such entity; (e) comply with the provisions of its Governing Documents.

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Section 261.03Additional Covenants Applicable to Seller.Seller shall comply with the following additional provisions if Seller is a limited partnership, a limited liability company with more than one member or a single-member limited liability company (as the case may be):
(a)if Seller is a limited partnership, Seller shall have at least one general partner and shall have, as its only general partners, Single Purpose Entities each of which (i) is a single-member Delaware limited liability company, (ii) has at least one Independent Director or Independent Manager, and (iii) holds a direct interest as general partner in the limited partnership of not less than 0.5% (or 0.1% if the limited partnership is a Delaware entity);
(b)reserved;
(c)if Seller is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in Section 9.03(d), Seller shall have at least one member that is a Single Purpose Entity, that is a single-member Delaware limited liability company, that has at least one Independent Director or Independent Manager and that directly owns at least 0.5% of the equity of the limited liability company (or 0.1% if the limited liability company is a Delaware entity); and
(d)if Seller is a single-member limited liability company, Seller (i) shall be a Delaware limited liability company, (ii) shall have at least one Independent Director or Independent Manager serving as manager of such company, (iii) shall not take any Material Action and shall not cause or permit the members or managers of such entity to take any Material Action, either with respect to itself or, if the company is a Pledgor, with respect to Seller, in each case unless all of its Independent Director(s) or Independent Manager(s) then serving as managers of the company shall have consented in writing to such action (directly or indirectly), and (iv) shall have either (A) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company.
ARTICLE 262

EVENTS OF DEFAULT AND REMEDIES
Section 262.01Events of Default. Each of the following events shall be an “Event of Default”:
(a)Seller fails to make a payment of (i) Margin Deficit subject to a Margin Call or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise (including, without limitation, any failure to make any payment or repurchase as and when required under the last paragraph of Section 3.04), (ii) Price Differential when due; provided, however, no more than [***] times during any [***] month period, Seller may cure any such failure as described in this clause (ii) within [***] Business Day of such failure if the funds were available in the Waterfall Account when due and such failure arose solely by reason of an error or omission of an administrative or operational nature, or (iii) any fee or other amount within [***] Business Days of when due, in each case under the Repurchase Documents;
(b)Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents or Purchased Asset

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Documents to which Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.04, Section 8.17, Section 8.18 or 18.08(a) for which the following cure period shall not apply) such failure continues unremedied for [***] Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller; provided, however, in the case of any such failure to observe or perform (other than with respect to the obligations set forth in Sections 8.04, 8.07, Section 8.17, Section 8.18, 18.08(a) or the first sentence of Section 8.02) that are susceptible to cure but cannot be cured within such [***] Business Day period through the exercise of reasonable diligence, if Seller commences such cure within the initial [***] Business Day period and diligently prosecutes same to completion, such [***] Business Day period shall be extended for such additional period of time as may be reasonably necessary to cure same, but in no event shall such extended period exceed an additional [***] Business Days;
(c)any Representation Breach (other than a Representation Breach arising out of the representations and warranties set forth in Schedule 1) exists and (except in the case of a Representation Breach relating to Section 7.20, Section 7.21 or the second, third, eighth or ninth sentences of Section 7.07 with respect to which no grace period shall apply) continues unremedied for [***] Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller; provided, however, in the case of any such failure (other than a Representation Breach relating to Section 7.20, Section 7.21 or any provision of Section 7.07) which is susceptible to cure but cannot be cured within such [***] Business Day period through the exercise of reasonable diligence, if Seller commences such cure within the initial [***] Business Day period and diligently prosecutes same to completion, such period shall be extended for such additional period of time as may be reasonably necessary to cure same, but in no event shall such extended period exceed an additional [***] Business Days;
(d)Seller, Pledgor or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least [***] with respect to Seller or Pledgor, or the Guarantor Default Threshold with respect to Guarantor, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs);
(e)[***];
(f)an Insolvency Event occurs with respect to Seller, Pledgor, Guarantor or Manager;
(g)a Change of Control occurs;
(h)a final judgment or judgments by any court of competent jurisdiction for the payment of money in excess of [***] with respect to Seller or Pledgor, or the Guarantor Default Threshold with respect to Guarantor in the aggregate is entered against Seller, Pledgor or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;
(i)a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller, (ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller, (iii) terminate the activities of Seller as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of Seller of the foregoing as an issuer, buyer or a seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;

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(j)[***];
(k)any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Pledged Collateral or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any of its Affiliates, in each case directly, indirectly, in whole or in part;
(l)Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset or any Pledged Collateral;
(m)Seller, Pledgor, Guarantor or any Subsidiary of Guarantor that is a direct or indirect parent of Seller is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of Seller, Pledgor or Guarantor as an “investment company”;
(n)Seller, Pledgor, Guarantor or Manager engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and Seller, Pledgor, Guarantor or Manager fails to obtain such consent;
(o)(i)(x) Seller fails to deposit to the Waterfall Account all Income and other amounts as required by this Agreement when due or (y) Servicer, any Underlying Obligor or any other applicable Person fails to deposit to the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement when due; provided, that if any such failure described in the foregoing clause (y) results from Servicer’s failure to remit such amounts despite having sufficient funds on deposit in the Servicer Account, such failure shall not constitute an Event of Default if Seller causes Servicer to remit such amounts within [***] Business Days of the date on which Seller becomes aware of such failure (whether by notice from Buyer or otherwise), or (ii) a Servicer Event of Default (excluding Servicer’s failure to deposit Income in the Waterfall Account) shall have occurred and either (x) such Servicer Event of Default has not been cured, or (y) servicing of the Purchased Assets has not been transferred to Buyer or a designee of Buyer, in each case in respect of this clause (ii), within thirty (30) days of such Servicer Event of Default.
(p)[***];
(q)any breach by Guarantor of (i) any of the covenants under Section 9 of the Guarantee Agreement, (ii) any payment obligation set forth in the Guarantee Agreement or (iii) any other obligation, covenant, representation and warranty, term or condition set forth in the Guarantee Agreement and, in the case of this clause (iii) only, such breach continues unremedied for [***] Business Days;
(r)any Material Modification is made to any Purchased Asset or any Purchased Asset Document without the prior written consent of Buyer; provided, however, that if any Material Modification is made with respect to the Whole Loan underlying a Purchased Asset that is a Non-Controlling Participation, such Material Modification shall not constitute an Event of Default if Seller did not have the right to consent to same;

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(s)(1) Guarantor fails to qualify and maintain its status as a REIT (after giving effect to any cure or corrective periods or allowances pursuant to the Code), or (2) Seller becomes subject to U.S. federal income tax on a net income basis;
(t)Seller adopts, files, or effects a Division; and
(u)the underlying assets of Seller, Guarantor, or Pledgor constitute Plan Assets.
Section 262.02Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:
(a)All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date and Buyer may, upon the delivery of notice thereof to Seller, terminate this Agreement, except provisions of this Agreement which by their terms survive any such termination of the Agreement or the transactions contemplated hereby.
(b)All amounts in either the Servicer Account or the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.
(c)Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Purchased Asset Documents and all other instruments, certificates and documents then held by or on behalf of Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller or any Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.
(d)Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i)  sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the market value (as determined by Buyer) of such Purchased Assets on the date of the related Event of Default. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto.
(e)The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good

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faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter.
(f)Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.04, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.
(g)(g)    Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.
(h)(h)    Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.
(i)(i)    Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.17 and pursuant to any other Repurchase Document. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer is at any time otherwise entitled.
(j)(j)    All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.
ARTICLE 263

SECURITY INTEREST
Section 263.01Grant. Buyer and Seller intend that the Transactions be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for Seller’s

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performance of the Repurchase Obligations, Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in clause (B) of the proviso in the definition thereof), (ii) each Interest Rate Protection Agreement (if any) relating to any Purchased Asset and (iii) each Mezzanine Loan assigned to Buyer pursuant to Section 3.01(j), and the transfer of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the related Transaction is recharacterized as a loan, to repay such loan for the Repurchase Price).
Section 263.02Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Purchased Asset Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest. For the avoidance of doubt, (i) each Purchased Asset and each Interest Rate Protection Agreement (if any) relating to a Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (ii) if an Event of Default exists, no Purchased Asset or Interest Rate Protection Agreement (if any) relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.
Section 263.03Seller to Remain Liable. Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset whether or not Buyer exercises any right with respect thereto. Seller shall remain liable under the Purchased Assets and the Purchased Asset Documents to perform all of Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.
Section 263.04Waiver of Certain Laws. Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the

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Purchased Assets marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets as an entirety or in such parcels as Buyer or such court may determine.
ARTICLE 264

BENCHMARK REPLACEMENT; CONFORMING CHANGES; INCREASED COSTS; CAPITAL ADEQUACY
Section 264.01 (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Repurchase Document, with respect to any Transaction, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the applicable then-current Benchmark, then the Benchmark Replacement will replace such Benchmark with respect to each affected Transaction for all purposes hereunder or under any Repurchase Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document.
(a)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.
(b)Notices; Standards for Decisions and Determinations. Buyer will notify Seller of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by Buyer pursuant to this Section 12.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Repurchase Document.
(c)Market Disruption. Notwithstanding the foregoing, if prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event), adequate and reasonable means do not exist for ascertaining Term SOFR for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period with respect to each Transaction based on Term SOFR, and for all subsequent Pricing Periods for Transactions based on Term SOFR until such notice has been withdrawn by Buyer, shall be the sum of (i) an alternate benchmark rate that has been selected by Buyer, (ii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer and (iii) the applicable Pricing Margin.
(d)In exercising its rights and remedies under this Section 12.01, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.
Section 264.02Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, Buyer will have the right to make Conforming Changes

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from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document. Buyer will notify Seller of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark. In exercising its rights and remedies under this Section 12.02, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.
Section 264.03Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Maturity Date shall be deemed to have occurred, (b) if required by such adoption or change, the Pricing Rate shall be the sum of (i) an alternate benchmark rate that has been selected by Buyer, (ii) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer and (iii) the applicable Pricing Margin, and (c) if required by such adoption or change, the Maturity Date shall be deemed to have occurred. In exercising its rights and remedies under this Section 12.03, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.
Section 264.04Breakfunding. In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date, (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any redetermination of the Pricing Rate based on a Benchmark Replacement for any reason on a day that is not the last day of the then-current Pricing Period, Seller shall compensate Buyer for the cost and expense attributable to such event. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.04 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 264.05Increased Costs. If the adoption of, or any change in, any Requirements of Law or in the interpretation or application thereof by any Governmental Authority, or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement, shall: (a) subject Buyer to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) impose, modify or hold applicable any reserve (including pursuant to regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board of Governors of the Federal Reserve System of the United States, as amended and in effect from time to time)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) impose on Buyer (other than Taxes) any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to

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Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, upon not less than thirty (30) days’ prior written notice to Seller, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable. In exercising its rights and remedies under this Section 12.05, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.
Section 264.06Capital Adequacy. If Buyer determines that any change in any Requirements of Law or internal policy regarding capital requirements has or would have the effect of reducing the rate of return on Buyer’s capital as a consequence of this Agreement or its obligations under the Transactions hereunder to a level below that which Buyer could have achieved but for such change in any Requirements of Law or internal policy (taking into consideration Buyer’s policies with respect to capital adequacy), then from time to time Seller will promptly upon demand pay to Buyer such additional amount or amounts as will compensate Buyer for any such reduction suffered. In exercising its rights and remedies under this Section 12.06, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.
Section 264.07Taxes.
(a)Any and all payments by or on account of any obligation of Seller under any Repurchase Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Seller) requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 12.07) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made in respect of such Indemnified Taxes.
(b)Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)Seller shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.07) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error.
(d)As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 12.07, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.
(e)(i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Repurchase Document, Buyer shall deliver to

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Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.07(e)(ii)(A), Section 12.07(e)(ii)(B) and Section 12.07(e)(ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.
(i)Without limiting the generality of the foregoing:
(A)if Buyer is a U.S. Person, it shall deliver to Seller on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;
(B)if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:
(I)    in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Repurchase Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Repurchase Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Buyer is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) related to Seller and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

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(IV)    to the extent a Foreign Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and
(D)if a payment made to Buyer under any Repurchase Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.
Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.
(f)If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.07 (including by the payment of additional amounts pursuant to this Section 12.07), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.07 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 12.07(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 12.07(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this

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Section 12.07(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 12.07(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)For the avoidance of doubt, for purposes of this Section 12.07, the term “applicable law” includes FATCA.
Section 264.08Payment and Survival of Obligations. Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice. Each Party’s obligations under this Article 12 shall survive any assignment of rights by, or the replacement of the Buyer, the termination of the Transactions, the termination of this Agreement, and the repayment, satisfaction or discharge of all obligations under any Repurchase Document.
ARTICLE 265

INDEMNITY AND EXPENSES
Section 265.01Indemnity.
(a)Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), against, and shall hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable legal fees, charges, and disbursements of any counsel for any such Indemnified Person and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against any such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Purchased Asset Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Purchased Asset Document, or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non–compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Purchased Asset Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other

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transaction involving any Repurchase Document, Purchased Asset or Mortgaged Property, (x) the execution, delivery, filing or recording of any Repurchase Document, Purchased Asset Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property in violation of Environmental Law, (3) the failure to timely perform any Remedial Work required under the Purchased Asset Documents or pursuant to Environmental Law, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, in each case, in violation of Environmental Law, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, in each case, in violation of Environmental Law, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Purchased Asset Document relating to environmental matters in any way, (xiii) the Term Sheet or any business communications or dealings between the Parties relating thereto, or (xiv) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into. This Section 13.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(b)If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms hereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

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(c)An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Section 13.01 shall apply (without duplication) to assignees and Participants hereunder and survive the termination of this Agreement.
Section 265.02Expenses. Seller shall promptly on demand pay to or as directed by Buyer all third-party out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including pre-purchase and/or ongoing due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.
ARTICLE 266

INTENT
Section 266.01 Safe Harbor Treatment. The Parties intend and acknowledge that:
(a)this Agreement and each Transaction qualifies for the safe harbor treatment provided by the Bankruptcy Code, and that this Agreement and each Transaction is a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code (except insofar as the type of assets subject to a Transaction or the term of a Transaction would render such definition inapplicable) and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code (except insofar as the type of assets subject to a Transaction would render such definition inapplicable), and that Buyer is entitled to all of the rights, benefits, and protections afforded to parties to repurchase agreements and securities contracts under the Bankruptcy Code;
(b)this Agreement is a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and that Buyer is entitled to all of the rights, benefits and protections afforded to a “master netting agreement participant” under the Bankruptcy Code;
(c)all payments and transfers under this Agreement constitute transfers made by, to or for the benefit of a financial institution, financial participant, repo participant or master netting agreement participant within the meaning of Sections 546(e), 546(f) or 546(j) of the Bankruptcy Code;
(d)the Guarantee Agreement and the Pledge Agreement each constitute a security agreement or arrangement or other credit enhancement related to (i) a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code, (ii) a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (iii) a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, such that each of the Guarantee Agreement and Pledge Agreement itself constitutes a “securities contract,” “repurchase agreement,” and “master netting agreement” as so defined in the Bankruptcy Code; and
(e)Buyer (for so long as Buyer is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in any of

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Sections 555, 559, 561, 362(b)(6), 362(b)(7), 362(b)(27), 546(e), 546(f) or 546(j) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” a “securities contract” and a “master netting agreement,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, (y) the right to offset or net out as set forth in Article 10 and Section 18.17 and in Sections 362(b)(6), 362(b)(7), 362(b)(27) and 362(o) of the Bankruptcy Code and (z) the non-avoidability rights set forth in Sections 546(e), 546(f) and 546(j) of the Bankruptcy Code. Each party agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law its right to challenge, the characterization of this Agreement, any Transaction hereunder the Guarantee Agreement or Pledge Agreement as a “master netting agreement,” “repurchase agreement” and/or “securities contract” within the meaning of the Bankruptcy Code.
Section 266.02Liquidation. The Parties intend that Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any setoff and netting rights under Section 18.17 or any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Sections 555, 559 and 561 of the Bankruptcy Code.
Section 266.03Qualified Financial Contract. The Parties intend that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
Section 266.04Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
Section 266.05Mutuality. The Parties agree that this Agreement is intended to create mutuality of obligations among the parties, and as such, this Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.
ARTICLE 267

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
ARTICLE 268The Parties acknowledge that they have been advised and understand that:
(a)if one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;
(b)if one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of

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the Exchange Act, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;
(c)if one of the Parties is a financial institution, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and
(d)if one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the Deposit Insurance Fund, as applicable.
ARTICLE 269

NO RELIANCE
ARTICLE 270Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:
(a)It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;
(b)It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;
(c)It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;
(d)It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;
(e)It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and
(f)No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

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ARTICLE 271

SERVICING
ARTICLE 272This Article 17 shall apply to all Purchased Assets.
Section 272.01Servicing Rights. Buyer is the owner of all Servicing Rights. Without limiting the generality of the foregoing, Buyer shall have the right to hire or otherwise engage any Person to service or sub-service all or part of the Purchased Assets, provided, however, that so long as no Event of Default has occurred and is continuing, Seller may designate one or more Servicers to be selected by Buyer, so long as each such Servicer is reasonably acceptable to Buyer, and each such Person shall have only such servicing obligations with respect to such Purchased Assets as are approved by Buyer. Notwithstanding the preceding sentence, Buyer agrees with Seller as follows with respect to the servicing of the Purchased Assets:
(a)Each Servicer shall service the Purchased Assets on behalf of Buyer. Each Servicing Agreement shall contain provisions which are consistent with this Article 17 and must otherwise be in form and substance satisfactory to Buyer, it being understood that in all cases where an Affiliate of Seller is the Servicer, the related Servicing Agreement shall be in the form approved by Buyer.
(b)Unless they have previously done so, contemporaneously with the execution of this Agreement on the Closing Date, Buyer will enter into, and cause each Servicer to enter into, a Servicing Agreement. Each Servicing Agreement where the Servicer is not Buyer or an Affiliate of Buyer shall automatically terminate on the Remittance Date following the execution of such Servicing Agreement and on each Remittance Date occurring thereafter, unless, in each case, Buyer shall agree, by prior written notice to the related Servicer to be delivered on or before the Remittance Date on which the Servicing Agreement is scheduled to terminate, to extend the termination date to the immediately following Remittance Date, which extension notice may be delivered by Buyer via email. Neither Seller nor the related Servicer may assign its rights or obligations under the related Servicing Agreement without the prior written consent of Buyer.
(c)Notwithstanding that Buyer owns all Servicing Rights, subject to Sections 17.01(b) and 17.01(e), Buyer hereby grants Seller, prior to the occurrence and during the continuance of an Event of Default, the right to direct each Servicer under the terms of, and in accordance with, each applicable Servicing Agreement and this Agreement, provided that, Seller shall not direct any Servicer to (i) make any Material Modification without the prior written consent of Buyer or (ii) take any action which would result in a violation of the obligations of any Person under the related Servicing Agreement, this Agreement or any other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents. Buyer, as owner of the Purchased Assets, shall own all related servicing and voting rights and, as owner, shall act as servicer with respect to the Purchased Assets, subject to an interim revocable option from Buyer in favor of Seller, which is hereby granted, to direct each related Servicer, so long as no monetary or material non-monetary Default or any Event of Default has occurred and is continuing; provided, however, that Seller cannot give any direction or take any action that could materially adversely affect the value or collectability of any amounts due with respect to the Purchased Assets without the consent of Buyer. Such revocable option is not evidence of any ownership or other interest or right of Seller in any Purchased Asset.

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(d)The servicing fee payable to each Servicer shall be payable as a servicing fee in accordance with this Agreement and each Servicing Agreement, including without limitation pursuant to priority fourth of Section 5.02 or priority third of Section 5.03, as applicable, but all such servicing and any applicable sub-servicing fees shall be the sole responsibility of Seller.
(e)Upon the occurrence and during the continuance of an Event of Default under this Agreement, in addition to all of the other rights and remedies of Buyer and each related Servicer under each Servicing Agreement, this Agreement and the other Repurchase Documents (and in addition to the provisions of each Servicing Agreement providing for termination of each such Servicing Agreement pursuant to its terms), (i) for the avoidance of doubt, the right, if any, of any person other than Buyer or its Affiliates to direct the servicing of the Purchased Assets shall immediately and automatically cease to exist, and (ii) either Buyer or each Servicer may at any time terminate the related Servicing Agreement immediately upon the delivery of a written termination notice from either Buyer or the related Servicer to Seller. Seller shall pay all expenses associated with any such termination, including without limitation any fees and expenses required in connection with the transfer of servicing to the related Servicer and/or a replacement Servicer.
(f)No Servicing Agreement may be amended or modified with respect to the Purchased Assets without the prior written approval of Buyer.
Section 272.02 [Reserved].
Section 272.03Servicing Reports. Seller shall deliver (or cause each Servicer to deliver) to Buyer and Custodian a monthly remittance report on or before the second (2nd) Business Day immediately preceding each monthly Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset by asset basis and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report
Section 272.04Servicer Event of Default. If an Event of Default or Servicer Event of Default exists, Buyer shall have the right at any time thereafter to terminate the related Servicing Agreement (or, in the case of an Event of Default, all of the Servicing Agreements) and transfer servicing of the related Purchased Assets to Buyer or its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any fees and expenses required to terminate such Servicing Agreement and transfer servicing to Buyer or its designee.
ARTICLE 273

MISCELLANEOUS
Section 273.01Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

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Section 273.02Submission to Jurisdiction; Service of Process. Each Party irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Seller irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any Party hereto to serve process in any other manner permitted by applicable law.
Section 273.03IMPORTANT WAIVERS.
(a)SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.
(b)TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE PLEDGED COLLATERAL, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
(c)TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PERSON OR OTHER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS,

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ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.
(d)SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.
(e)EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
(f)THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(g)THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.
Section 273.04Integration; Severability. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral), including, without limitation, the Term Sheet, between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 273.05Single Agreement. Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller

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with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.
Section 273.06Survival and Benefit of Seller’s Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Seller’s representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, together with all assignees and Participants hereunder. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.
Section 273.07[Reserved].
Section 273.08Assignments and Participations.
(a)None of Guarantor, Pledgor, Seller or any of their respective Affiliates shall sell, assign or transfer any of their respective rights or the Repurchase Obligations or delegate any of their respective duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt to do so without such consent shall be null and void.
(b)Buyer may at any time, without the consent of Seller, Pledgor, Guarantor or any of their respective Affiliates, sell participations to any Eligible Assignee (other than a natural person or Seller, Pledgor, Guarantor or any of their respective Affiliates) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided that [***]. Each Participant shall be entitled to the benefits of Article 12 (subject to the requirements and limitations therein, including the requirements under Section 12.07(e) (it being understood that the documentation required under Section 12.07(e) shall be delivered to the participating Buyer)) and Article 13 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), provided that such Participant shall not be entitled to receive any greater payment under Section 12.05 or Section 12.07 than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by a Governmental Authority or compliance by Buyer or such Participant with a request or directive (whether or not having the force of law) from a central bank or other Governmental Authority having jurisdiction over Buyer or such Participant, in each case made or issued after the Participant acquired the applicable participation. To the extent permitted by Requirements of Law, each Participant shall also be entitled to the benefits of Sections 10.02(i) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).
(c)Buyer may at any time, without the consent of Seller, Pledgor or Guarantor but upon notice to Seller, sell and assign all or any portion of all of the rights and obligations of Buyer under the Repurchase Documents to any Eligible Assignee proposed by Buyer; provided that [***].
(d)Seller shall cooperate with Buyer in connection with any such sale and assignment of participations, syndications or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any

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economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller and shall be at no cost to Seller.
(e)Buyer shall have the right, subject to Sections 18.08(b) and (c) (as applicable), to partially or completely syndicate any or all of its rights under this Agreement and the other Repurchase Documents to any Eligible Assignee.
(f)Buyer, acting solely for this purpose as a non-fiduciary agent of Seller, shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the assignees that become Parties hereto and, with respect to each such assignees, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement. The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.
(g)If Buyer sells a participation of its rights hereunder, it shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each Participant and, with respect to each such Participant, the aggregate participated Purchase Price and applicable Price Differential, and any other interest in any obligations under the Repurchase Documents (the “Participant Register”); provided that no Party shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Repurchase Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the participating Party shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(h)Buyer shall not assign its rights or create participations or similar ownership interests in the Repurchase Documents in a manner that would cause Seller or any portion of Seller to be a “taxable mortgage pool” for U.S. federal income tax purposes.
Section 273.09Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may, at any time, without the consent of Seller, Pledgor or Guarantor or any of their respective Affiliates, engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets to any Eligible Assignee, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.
Section 273.10Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions, and any information contained in the

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Underwriting Package, shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, and who need and will use such information exclusively in connection with administering this Agreement and the Transactions hereunder, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law, in which case, the disclosing Party agrees, to the extent permitted by the Requirements of Law, to inform the other Party promptly thereof, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) to any actual or prospective Participant or Eligible Assignee which agrees to comply with this Section 18.10, and (g) to the extent required in connection with any litigation between the parties in connection with any Repurchase Document or any Transaction; provided, that, except with respect to the disclosures by Buyer under clause (g) of this Section 18.10, no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.
Section 273.11No Implied Waivers; Amendments. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, neither Seller nor any of its Affiliates shall agree to any amendment, waiver or other modification of any provision of the Repurchase Documents without the signed agreement of Buyer. Except as otherwise expressly provided herein, no modification or waiver of any provision of this Agreement shall be effective unless and until such shall be in writing and signed by Seller and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.
Section 273.12Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex 1 or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered, if such delivery occurs on a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.
Section 273.13Counterparts; Electronic Transmission. This Agreement and any other Repurchase Document may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The Parties agree that this Agreement, any

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documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The Parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.
Section 273.14No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Seller, Pledgor or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller, Pledgor or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller, Pledgor or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations, and each beneficiary of this Section 18.14 shall be a third-party beneficiary of this Section 18.14 with rights to enforce this Section.
Section 273.15Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.
(a)Seller shall take such action as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.
(b)Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets. Seller, Pledgor and Guarantor shall, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable "know your customer" due diligence checks, including, but not limited to, any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation.
(c)If Seller fails to perform any of its Repurchase Obligations, then Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except

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to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
(d)Without limiting the generality of the foregoing, Seller will no earlier than six (6) months or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with any Repurchase Document or any Transaction, if this Agreement is then in effect (i)  deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) if requested by Buyer, deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the security interest opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, and Buyer’s rights to the Purchased Assets, are senior to the rights of any other creditor of Seller, which opinion may contain usual and customary assumptions, limitations and exceptions.
(e)Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.
Section 273.16Default Rate. To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.
Section 273.17Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, and Guarantor and each of the Subsidiaries of Guarantor, hereby grants to Buyer and each Indemnified Person, to secure repayment of the Guaranteed Obligations (as defined in the Guarantee Agreement), a right of set-off upon any and all of the following: monies, securities, collateral or other property of Seller, Guarantor and each Subsidiary of Guarantor and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Seller, Guarantor or any such Subsidiary of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller, Guarantor or any Subsidiary Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller, Guarantor or any Subsidiary of Guarantor and to set–off against any Repurchase Obligations or Indebtedness owed by Seller, Guarantor or any Subsidiary of Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller, Guarantor or any Subsidiary of Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of

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Buyer or any Indemnified Person to or for the credit of Seller, Guarantor or any Subsidiary of Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Seller, Guarantor or any Subsidiary of Guarantor to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller, Guarantor or any Subsidiary of Guarantor, any such notice being expressly waived by Seller, Guarantor and each Subsidiary of Guarantor to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer, any Affiliate of Buyer or any Indemnified Person by Seller, Guarantor or any Subsidiary of Guarantor under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Seller, Guarantor and all Subsidiaries of Guarantor shall be deemed directly indebted to Buyer, any Affiliate of Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer, any Affiliate of Buyer and the other Indemnified Persons by Seller, Guarantor or any Subsidiaries of Guarantor under the Repurchase Documents and the Repurchase Obligations, and Guarantor shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Persons by Guarantor under the Guarantee Agreement, and Buyer, any Affiliate of Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set–off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER, ANY AFFILIATE OF BUYER OR ANY OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS, THE PLEDGED COLLATERAL OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER, GUARANTOR AND EACH SUBSIDIARY OF GUARANTOR.
ARTICLE 274Buyer, any Affiliate of Buyer or any Indemnified Person shall promptly notify the affected Seller, Guarantor or Subsidiary thereof after any such set-off and application made by Buyer, any Affiliate of Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer, any Affiliate of Buyer or any Indemnified Person may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the amount or obligation is ascertained. Nothing in this Section 18.17 shall be effective to create a charge or other security interest. This Section 18.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer, any Affiliate of Buyer or any Indemnified Person is at any time otherwise entitled.
Section 274.01Seller’s Waiver of Set-off. Seller hereby waives any right of set-off it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.
Section 274.02Power of Attorney. Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets (including a financing statement describing the collateral as “all assets of the debtor” or such other super-generic description thereof as Buyer may determine) without Seller’s signature thereon as Buyer, at its

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option, may deem appropriate. Seller hereby appoints Buyer as Seller’s agent and attorney in fact to file any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and preserve its ownership interest in and/or the security interest granted hereby, if applicable, and, during the continuance of an Event of Default, to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” to any Underlying Obligor with respect to Purchased Assets which are Whole Loans, each to be in a form acceptable to Buyer), and sign assignments on behalf of such Seller as its agent and attorney in fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19. In addition, Seller shall execute and deliver to Buyer a power of attorney in the form and substance of Exhibit G hereto (“Power of Attorney”).
Section 274.03Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to any or all of the Purchased Assets, Seller and Affiliates of Seller, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller and Affiliates of Seller, the Purchased Asset Documents and the Servicing Files. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller for the purpose of answering questions of Buyer concerning any of the foregoing. Seller shall cause Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing Files. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the Mortgaged Properties (provided that, other than in connection with Buyer's review of any Material Modification, any proposed Future Funding Transaction or any other release of collateral relating to a Purchased Asset, no more than one (1) Appraisal per Purchased Asset, in any twelve (12) month-period, shall be ordered at Seller's cost and expense) and otherwise re-generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so.
Section 274.04Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the parties under the Repurchase Documents.
Section 274.05PATRIOT Act Notice. Buyer hereby notifies Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies Seller.
Section 274.06Successors and Assigns. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

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Section 274.07Acknowledgement of Anti-Predatory Lending Policies. Seller and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.
Section 274.08Recognition of the U.S. Special Resolution Regimes.
(a)In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Agreement and/or the Repurchase Documents, and any interest and obligation in or under this Agreement and/or the Repurchase Documents, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or the Repurchase Documents that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents were governed by the laws of the United States or a state of the United States.
Section 274.09Authorized Representatives of Seller and Guarantor. (a) Each individual set forth on Exhibit J (as updated from time to time in accordance with this paragraph) is a representative of each of Seller and Guarantor (an “Authorized Representative”), and subject to any express limitations set forth on Exhibit J with respect to any such Authorized Representative’s authority, each Authorized Representative is duly authorized on behalf of Seller and Guarantor to deliver and receive all notices, requests, instructions (including, without limitation, wiring instructions), Transaction Requests and other information, deliver certificates and documents, and execute and deliver Repurchase Documents (including, without limitation, amendments or supplements thereto), in each case, in connection with this Agreement and the other Repurchase Documents, and (b) a specimen signature for each such Authorized Representative, together with such individual’s title, email address and telephone number, is set forth on Exhibit J hereto. From time to time Seller and Guarantor may update the information set forth on Exhibit J hereto by delivering to Buyer (including via email) an updated Exhibit J (or a supplement thereto), certified to be true and correct by an existing Authorized Representative of Seller and Guarantor; provided, that at all times Seller and Guarantor shall have not less than four (4) Authorized Representatives.
[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

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ARTICLE 275IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.
SELLER:
REFT WATER STREET LLC, a Delaware limited liability company
By:
Name: Steve B. Pack
Title: Authorized Signatory
BUYER:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
Name: Allen Lewis
Title: Managing Director
ARTICLE 276

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